UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Braemar Hotels & Resorts Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

2024 Proxy Statement Annual Meeting of Stockholders

Tuesday, July 30, 2024
9:00 A.M., Central Daylight Time
Braemar Hotels & Resorts Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254

June 17, 2024
Dear Stockholders of Braemar Hotels & Resorts Inc.:
On behalf of the Board of Directors of Braemar Hotels & Resorts Inc., I cordially invite you to attend the 2024 annual meeting of stockholders of the Company, which will be held at 9:00 A.M., Central Daylight Time, on Tuesday, July 30, 2024 at our offices located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
The year started with an unsettling fear of recession hanging over the industry. However, with the support of full employment, our economy continued to demonstrate growth. The recession never came. But the Fed remained hawkish and pushed up interest rates to quell inflation. And it worked. The COVID-inspired inflation started to subside and soon we were talking about a pivot to lower interest rates in 2024.
Early in 2023 global travel restrictions were lifted, and Americans started traveling internationally again. Unfortunately, this resulted in some softening of demand for domestic resorts. But conventions and meetings were back on the calendar as companies started to insist that their employees spend at least some of their time back in the office. But unfortunately, the work from home trend started a malaise within the office property sector, which now looks to be with us for many years to come. Values are down as much as 40% and refinancing is proving difficult and costly. Fortunately, these loans do not comprise a high proportion of the book within our money center banks. Nevertheless, some regional banks will be more acutely impacted. For the lodging industry, the result of this trend has been slightly lower occupancies, but higher average daily rates, placing RevPAR for the industry solidly above 2019 levels.
In 2023 our portfolio fared well, albeit generating RevPAR and EBITDA results below 2022. 2024 looks to be shaping up nicely, with very strong group pace and an industry forecast of 4% RevPAR growth across the industry and over 5% for the luxury segment. Expenses continue to be in focus, but will be very manageable, with unemployment ticking up slightly and having already booked significant increases in property taxes and insurance over the past two years.
Looking at our balance sheet, we have already addressed all of our 2024 debt maturities through a combination of extensions, refinancings and planned repayments. As we look forward, we anticipate more constructive debt capital markets for lodging, including lower interest costs in the form of lower base rates and credit spreads.
Your vote will be especially important this year. Blackwells Capital LLC and certain of its affiliates (collectively, “Blackwells”) have purported to nominate a slate of four nominees for election as directors at the meeting in opposition to the nominees recommended by your board of directors and have presented other non-binding business proposals. You may receive a proxy statement, WHITE proxy card and other solicitation materials from Blackwells. As further described herein, we believe that the purported nominees and proposals set forth in Blackwells’ proxy materials cannot properly be brought before the annual meeting. We do not intend to count any stockholder votes for Blackwells’ purported nominees and proposals. Further, we believe that any proxies granted in connection with Blackwells’ solicitation will be invalid with respect to Blackwells’ purported nominees and non-binding business proposals and will be disregarded.
As always, we will continue to look at ways to fulfill our mission to create and protect stockholder value. Thank you for your continued interest in Braemar. We encourage you to read this proxy statement carefully and to vote your gold proxy as soon as possible so that your shares will be represented at the meeting.
Sincerely,

Monty J. Bennett
Founder and Chairman of the Board

Notice of 2024 Annual Meeting of Stockholders

Meeting Date:	Tuesday, July 30, 2024

Meeting Time:	9:00 A.M., Central Daylight Time

Location:	Braemar Hotels & Resorts Inc. 14185 Dallas Parkway, Suite 1200 Dallas, Texas 75254
Agenda
1.Election of eight directors;
2.Advisory approval of our executive compensation;
3.Ratification of the appointment of BDO USA, P.C. as our independent auditor for 2024; and
4.Transaction of any other business that may properly come before the annual meeting.
Record Date
You may vote at the 2024 annual meeting of stockholders the shares of common stock, Series E Preferred Stock and Series M Preferred Stock of which you were a holder of record at the close of business on May 2, 2024.
Review your proxy statement and vote in one of four ways
•In person: Attend the annual meeting and vote by ballot.
•By telephone: Call the telephone number and follow the instructions on your gold proxy card.
•Via the internet: Go to the website address shown on your gold proxy card and follow the instructions on the website.
•By mail: Mark, sign, date and return the enclosed gold proxy card in the postage paid envelope.

Vote only the GOLD Proxy Card and Disregard Proxy Materials (including the White Proxy Card) distributed by Blackwells

Your vote will be especially important this year. As you may be aware, on March 10, 2024, Blackwells Capital LLC and certain of its affiliates (collectively, “Blackwells”) submitted materials to the Company purporting to provide notice (the “Purported Nominating Notice”) of Blackwells’ intent to nominate four individuals for election to our Board and submit non-binding business proposals for stockholder consideration at the Annual Meeting. After reviewing the Purported Nominating Notice, the Board determined that the Purported Nominating Notice failed to comply with the advance notice provisions under the Company's Bylaws (including among other reasons Blackwells’ failure to disclose its continued interest in acquiring the Company) and, as a result, determined Blackwells’ nominations to be invalid. On March 22, 2024, Blackwells filed a preliminary proxy statement (and subsequently on April 3, 2024 filed a definitive proxy statement) with the Securities and Exchange Commission to solicit proxies on the WHITE proxy card in support of its purported nominees and business proposals set forth in the Purported Nominating Notice. On March 24, 2024, the Company brought suit against Blackwells (the "Action") in the United States District Court for the Northern District of Texas (the "District Court"), seeking injunctive relief against the solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid and, as a result, that Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s stockholders.On April 11, 2024, Blackwells filed a complaint in the District Court against the Company and the Company’s directors (the “Blackwells Action”). The complaint brings claims for declaratory and injunctive relief, breach of contract, breach of common law duties, and violations of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, asserting that Blackwells’ nomination of director candidates was valid, the Company’s bylaws are invalid and unenforceable, and that the Company committed substantive and procedural violations of the securities laws in connection with the ongoing proxy contest. On April 17, 2024, to facilitate ongoing settlement discussions, the parties filed an agreed motion to stay all proceedings. On April 18, 2024, the District Court sua sponte ordered the Action and the Blackwells Action consolidated and granted the parties’ agreed motion and issued an order staying all proceedings in the consolidated litigation and vacating all pending deadlines until further ordered by the District Court.

As previously disclosed, the Company postponed the Annual Meeting, previously scheduled to be held on May 15, 2024, to July 30, 2024, and the record date for the 2024 Annual Meeting is May 2, 2024. The litigation between the Company and Blackwells is currently stayed.

We believe that the purported nominees and non-binding business proposals set forth in Blackwells’ proxy materials cannot properly be brought before the Annual Meeting and, unless ordered to do so by a court of competent jurisdiction (a “Valid Court Order”), the Company will not recognize or tabulate any proxies or votes in favor of Blackwells purported nominees or non-binding business proposals at the Annual Meeting. As a result of the foregoing, the GOLD proxy card accompanying this proxy statement does not include the names of Blackwells’ purported nominees or non-binding business proposals on a “universal proxy card.” OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD (1) “FOR” ALL OF OUR BOARD’S NOMINEES (MONTY J. BENNETT, STEFANI D. CARTER, CANDACE EVANS, KENNETH H. FEARN, JR., REBECA ODINO-JOHNSON, MATTHEW D. RINALDI, RICHARD J. STOCKTON AND ABTEEN VAZIRI) ON PROPOSAL 1, (2) “FOR” PROPOSAL 2 AND (3) “FOR” PROPOSAL 3.

OUR BOARD FURTHER URGES YOU TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BLACKWELLS, AND NOT TO SIGN, RETURN, OR VOTE THE WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BLACKWELLS. ABSENT A VALID COURT ORDER, THE COMPANY WILL DISREGARD VOTES ON THE WHITE PROXY CARD.

In the event a Valid Court Order is issued, the Company will amend this proxy statement and furnish to stockholders a new GOLD universal proxy card which will include Blackwells’ director candidates and non-binding business proposals, and the Company will provide stockholders with sufficient time to receive such proxy materials and cast their votes on such new GOLD universal proxy card prior to the Annual Meeting (or any postponement or adjournment thereof). We expect if a Valid Court Order is issued and an ongoing proxy contest between the Company and Blackwells occurs, such contest will divert significant financial and operational resources from the Company and may negatively affect our stock price and overall financial and operational performance.

In addition, if a Valid Court Order is issued, no proxies or votes received on the Company’s previously circulated GOLD proxy card will be recognized or tabulated at the Annual Meeting. Accordingly, if you vote on the Company’s GOLD proxy card accompanying this proxy statement and a Valid Court Order is issued, your votes will not be recognized or tabulated, and you will have to vote again on the universal proxy card for your vote to be counted.

If you vote, or have previously voted, using a WHITE proxy card sent to you by or on behalf of Blackwells, you can subsequently revoke that proxy by following the instructions on the GOLD proxy card to vote via the Internet or by telephone or by completing, signing and dating the GOLD proxy card and mailing it in the postage-paid envelope provided. Only your latest dated vote will count. Any proxy may be revoked prior to its exercise at the Annual Meeting as described in this proxy statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote by marking, signing, and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope. Stockholders may also vote via the Internet or by telephone.

For more information and up-to-date postings, please go to www.bhrreit.com. Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC. If you need assistance with voting or have any questions, please contact Morrow Sodali LLC (“Morrow Sodali”), our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (800) 662-5200 or at (203) 658-9400 or by email at BHR@info.morrowsodali.com.

Regardless of the number of shares of the Company’s common stock that you own, your vote is important. Thank you for your continued support, interest, and investment in the Company.
By order of the Board of Directors,
Deric S. Eubanks
Chief Financial Officer
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
June 17, 2024

This Notice of the Annual Meeting of Stockholders and the accompanying proxy statement are first being made available to stockholders of record as of May 2, 2024, on or about June 17, 2024.

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

430 Park Avenue
New York, NY 10022
Stockholders Call (800) 662-5200 Toll Free
or (203) 658-9400
Email: BHR@info.morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held at 9:00 a.m., Central Daylight Time on Tuesday, July 30, 2024.

This proxy statement,
the accompanying GOLD proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://www.bhrreit.com

2024 Proxy Statement i

Voting	53
Counting of Votes	53
Right to Revoke Proxy	54
Multiple Stockholders Sharing the Same Address	54
Annual Report	54
Other Matters	55
ADDITIONAL INFORMATION	56

ANNEX A INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE	A-1
2023 Adjusted EBITDAre	A-1
ANNEX B ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION	B-1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2024.

The Company's Proxy Statement for the 2024 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2023, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.bhrreit.com by clicking the "INVESTOR" tab, then the "FINANCIALS & SEC FILINGS" tab and then the "Annual Meeting Material" link.

2024 Proxy Statement ii

INTRODUCTION

This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Braemar Hotels & Resorts Inc. for use at its 2024 Annual Meeting of Stockholders.

SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock, Series E Redeemable Preferred Stock ("Series E Preferred Stock") or Series M Redeemable Preferred Stock ("Series M Preferred Stock") at the 2024 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement or the Notice of Internet Availability of Proxy Materials was first made available to stockholders on or about June 17, 2024.
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc. of proxies to be voted at our 2024 annual meeting of stockholders.
In this proxy statement:
•"we," "our," "us," "Braemar" and the "Company" each refers to Braemar Hotels & Resorts Inc., a Maryland corporation and real estate investment trust ("REIT"), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange ("NYSE") under the ticker symbol "BHR";
•"Annual Meeting" refers to the 2024 annual meeting of stockholders of the Company;
•"Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT from which we were spun off in November 2013;
•"Ashford Inc." refers to Ashford Inc. (NYSE American: AINC), a Nevada corporation;
•"Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;
•"Board" or "Board of Directors" refers to the Board of Directors of Braemar Hotels & Resorts Inc.;
•"Bylaws" refers to the Fifth Amended and Restated Bylaws, as amended, of the Company;
•"Exchange Act" refers to the Securities Exchange Act of 1934, as amended;
•"Premier" refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, the business of which was formerly owned by Remington Lodging (as deﬁned below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services;
•"Remington Lodging" refers to Remington Lodging & Hospitality, LLC, a Delaware limited liability company and hotel management company that was owned by Mr. Monty J. Bennett, our Chairman of the Board, and his father, Mr. Archie Bennett, Jr., Chairman Emeritus of Ashford Trust, before its acquisition by Ashford Inc. on November 6, 2019. "Remington Hospitality" refers to the same entity after the acquisition was completed, resulting in Remington Lodging & Hospitality, LLC becoming a subsidiary of Ashford Inc.;
•"SEC" refers to the U.S. Securities and Exchange Commission;
•"Securities Act" refers to the Securities Act of 1933, as amended; and
•"stockholders" refers to holders of our common stock, par value $0.01 per share, holders of our Series E Preferred Stock and Series M Preferred Stock, collectively, or as the context may require, individually.
Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our "advisor."
2024 Proxy Statement 1

Annual Meeting of Stockholders

Time and Date	Record Date
9:00 A.M. Central Daylight Time, July 30, 2024	May 2, 2024

Place	Number of Common Shares, Series E Preferred Stock and Series M Preferred Stock Eligible to Vote at the Annual Meeting as of the Record Date
Braemar Hotels & Resorts Inc. 14185 Dallas Parkway, Suite 1200 Dallas, Texas 75254	84,377,828
Voting Matters

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✔ For each of the Company's director nominees	10
Advisory Approval of Our Executive Compensation	✔ For	39
Ratification of Appointment of BDO USA, P.C.	✔ For	40
Board Nominees
The following table provides summary information about each of the Company's director nominees. All directors of the Company are elected annually. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

Name; Age	Director Since	Principal Occupation	Committee Memberships*				Other U.S. Public Company Boards
			A	CC	NCG	RPT
Monty J. Bennett, 58	2013	Chairman and CEO of Ashford Inc.; Chairman of Ashford Trust					Ashford Inc.; Ashford Trust
Stefani D. Carter, 46 (L)	2013	Attorney; President of Dallas HERO					Wheeler Real Estate Investment Trust, Inc.; Axos Bank and Axos Financial, Inc.
Candace Evans, 69	2019	Founder and Publisher of CandysDirt.com and SecondShelters.com
Kenneth H. Fearn, Jr., 58 (F)	2016	Founder and Managing Partner of Integrated Capital LLC
Rebeca Odino-Johnson, 68	2022	National Senior Vice-President of Direct Marketing and Donor Experience at the American Heart Association
Matthew D. Rinaldi, 48	2013	General Counsel of Farjo Holdings, LP
Richard J. Stockton, 53	2020	CEO and President of Braemar Hotels & Resorts Inc.
Abteen Vaziri, 45 (F)	2017	Chief Investment Officer and President of Uptown Companies, Inc.
*    Reﬂects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. The Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.
A: Audit Committee
CC: Compensation Committee
NCG: Nominating and Corporate Governance Committee
RPT: Related Party Transactions Committee
(L): Lead Director
(F): Audit Committee financial expert
(C): Chairperson
2024 Proxy Statement 2

Summary of Director Diversity and Experience
Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee's qualifications, please see their biographies starting on page 11.

Board Experience
Independence
Risk Management
REIT and Lodging
Real Estate Investment
Management
Legal Experience
Government/Public Policy
Financial/Capital Markets
Diversity
Corporate Governance
Business Leader
Accounting/Financial Literacy
Relevant Education
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

2024 Proxy Statement 3

Corporate Governance Highlights
We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our Corporate Governance Guidelines and codes of conduct, which can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance Documents" link.
Set forth below is a summary of our corporate governance framework.

Board Independence
•	All directors except Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent

Board Committees
•	We have four standing Board committees:
	•	Audit Committee
	•	Compensation Committee
	•	Nominating and Corporate Governance Committee
	•	Related Party Transactions Committee
•	All committees are composed entirely of independent directors
•	Two of our three Audit Committee members are "financial experts"

Leadership Structure
•	Chairman of the Board separate from CEO
•	Independent and empowered lead independent director ("Lead Director") with broadly defined authority and responsibilities

Risk Oversight
•	Regular Board review of enterprise risk management and related policies, processes and controls
•	Board committees exercise oversight of risk for matters within their purview

Open Communication
•	We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
•	Our directors have direct access to our officers and management and employees of our advisor

Stock Ownership
•	Stock ownership and equity award retention guidelines for directors and executives
	•	Our directors should own shares of granted common stock in excess of 3x his or her annual cash Board retainer fee in effect at the time of such director's election to the Board
	•	Our CEO should own shares of granted common stock in excess of 3x his annual base salary from our advisor in effect at the time of his appointment as CEO
	•	Our other executive officers should own shares of granted common stock in excess of 1.5x his or her annual base salary from our advisor in effect at the time of his or her appointment to office
	•	Our directors and executive officers are permitted to sell vested stock awards only if the required ownership levels described above have been met and only to the extent thereof
•	Comprehensive insider trading policy
•	Prohibitions on hedging and pledging transactions

2024 Proxy Statement 4

Accountability to Stockholders
•	Directors elected by majority vote in uncontested director elections
•	We have a non-classified Board and elect every director annually
•	We have adopted proxy access (stockholders may include nominees in our proxy materials)
•	We do not have a stockholder rights plan
•	We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
•	We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would permit our Board to classify itself without a stockholder vote
•	Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
•	Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices
•	Robust annual Board and committee self-evaluation process
•	Balanced and diverse board composition
•	Limits on outside public company board service

Conflicts of Interest
•	Matters relating to our advisor or any other related party are subject to the approval of the majority of our independent directors upon the recommendation of our Related Party Transactions Committee

Vote only the GOLD Proxy Card and Disregard Proxy Materials (including the White Proxy Card) distributed by Blackwells

Your vote will be especially important this year. As you may be aware, on March 10, 2024, Blackwells Capital LLC and certain of its affiliates (collectively, “Blackwells”) submitted materials to the Company purporting to provide notice (the “Purported Nominating Notice”) of Blackwells’ intent to nominate four individuals for election to our Board and submit non-binding business proposals for stockholder consideration at the Annual Meeting. After reviewing the Purported Nominating Notice, the Board determined that the Purported Nominating Notice failed to comply with the advance notice provisions under the Company's Bylaws (including among other reasons Blackwells’ failure to disclose its continued interest in acquiring the Company) and, as a result, determined Blackwells’ nominations to be invalid. On March 22, 2024, Blackwells filed a preliminary proxy statement (and subsequently on April 3, 2024 filed a definitive proxy statement) with the Securities and Exchange Commission to solicit proxies on the WHITE proxy card in support of its purported nominees and business proposals set forth in the Purported Nominating Notice. On March 24, 2024, the Company brought suit against Blackwells (the "Action") in the United States District Court for the Northern District of Texas (the "District Court"), seeking injunctive relief against the solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid and, as a result, that Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s stockholders.On April 11, 2024, Blackwells filed a complaint in the District Court against the Company and the Company’s directors (the “Blackwells Action”). The complaint brings claims for declaratory and injunctive relief, breach of contract, breach of common law duties, and violations of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, asserting that Blackwells’ nomination of director candidates was valid, the Company’s bylaws are invalid and unenforceable, and that the Company committed substantive and procedural violations of the securities laws in connection with the ongoing proxy contest. On April 17, 2024, to facilitate ongoing settlement discussions, the parties filed an agreed motion to stay all proceedings. On April 18, 2024, the District Court sua sponte ordered the Action and the Blackwells Action consolidated and granted the parties’ agreed motion and issued an order staying all proceedings in the consolidated litigation and vacating all pending deadlines until further ordered by the District Court.

As previously disclosed, the Company postponed the Annual Meeting, previously scheduled to be held on May 15, 2024, to July 30, 2024, and the record date for the 2024 Annual Meeting is May 2, 2024. The litigation between the Company and Blackwells is currently stayed.

We believe that the purported nominees and non-binding business proposals set forth in Blackwells’ proxy materials cannot properly be brought before the Annual Meeting and, unless ordered to do so by a court of competent jurisdiction (a “Valid Court Order”), the Company will not recognize or tabulate any proxies or votes in favor of Blackwells' purported nominees or non-binding business proposals at the Annual Meeting. As a result of the foregoing, the GOLD proxy card accompanying this proxy statement does not include the names of Blackwells’ purported nominees or non-binding business proposals on a “universal proxy card.” OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD (1) “FOR” ALL OF OUR BOARD’S NOMINEES (MONTY J. BENNETT, STEFANI D. CARTER, CANDACE EVANS, KENNETH H. FEARN, JR., REBECA ODINO-JOHNSON, MATTHEW D. RINALDI, RICHARD J. STOCKTON AND ABTEEN VAZIRI) ON PROPOSAL 1, (2) “FOR” PROPOSAL 2 AND (3) “FOR” PROPOSAL 3.

OUR BOARD FURTHER URGES YOU TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BLACKWELLS, AND NOT TO SIGN, RETURN, OR VOTE THE WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BLACKWELLS. ABSENT A VALID COURT ORDER, THE COMPANY WILL DISREGARD VOTES ON THE WHITE PROXY CARD.

2024 Proxy Statement 5

In the event a Valid Court Order is issued, the Company will amend this proxy statement and furnish to stockholders a new GOLD universal proxy card which will include Blackwells’ director candidates and non-binding business proposals, and the Company will provide stockholders with sufficient time to receive such proxy materials and cast their votes on such new GOLD universal proxy card prior to the Annual Meeting (or any postponement or adjournment thereof). We expect if a Valid Court Order is issued and an ongoing proxy contest between the Company and Blackwells occurs, such contest will divert significant financial and operational resources from the Company and may negatively affect our stock price and overall financial and operational performance.

In addition, if a Valid Court Order is issued, no proxies or votes received on the Company’s previously circulated GOLD proxy card will be recognized or tabulated at the Annual Meeting. Accordingly, if you vote on the Company’s GOLD proxy card accompanying this proxy statement and a Valid Court Order is issued, your votes will not be recognized or tabulated, and you will have to vote again on the universal proxy card for your vote to be counted.

If you vote, or have previously voted, using a WHITE proxy card sent to you by or on behalf of Blackwells, you can subsequently revoke that proxy by following the instructions on the GOLD proxy card to vote via the Internet or by telephone or by completing, signing and dating the GOLD proxy card and mailing it in the postage-paid envelope provided. Only your latest dated vote will count. Any proxy may be revoked prior to its exercise at the Annual Meeting as described in this proxy statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented at the Annual Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote by marking, signing, and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope. Stockholders may also vote via the Internet or by telephone.

For more information and up-to-date postings, please go to www.bhrreit.com. Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC. If you need assistance with voting or have any questions, please contact Morrow Sodali LLC (“Morrow Sodali”), our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (800) 662-5200 or at (203) 658-9400 or by email at BHR@info.morrowsodali.com.

Regardless of the number of shares of the Company’s common stock that you own, your vote is important. Thank you for your continued support, interest, and investment in the Company.
2024 Proxy Statement 6

BACKGROUND OF THE SOLICITATION

The following is a chronology of the material contacts and events leading up to the filing of this proxy statement:
•Braemar has continually sought, and continues to seek, directors with a diverse set of experiences, qualifications, attributes, and skills. As part of our efforts to generate attractive returns for stockholders, we strive to identify experienced and capable director nominees in advance of each annual meeting.
•On October 21, 2023, Blackwells, through its counsel at Vinson & Ekins LLP, sent a letter to Braemar purporting to demand that the Board investigate “potential breaches of fiduciary duty and/or other wrongdoing related to mismanagement or self-dealing by members of the Board and/or management in connection with the Company’s relationship with Mr. Bennett and Ashford.”
•On November 1, 2023, the Board established a Review Committee consisting of two independent directors (Kenneth H. Fearn, Jr. and Rebeca Odino-Johnson) by unanimous consent (“Review Committee Resolution”). The Review Committee Resolution delegated to the Review Committee full authority of the Board to investigative, review, and analyze the facts and circumstances forming the basis for Blackwells’ October 21 letter and make a recommendation to the full Board as to whether to pursue any claims implied or asserted in the letter. The Review Committee retained a nationally recognized law firm as external counsel to fulfill its mandate. The Review Committee was also assisted by a nationally recognized financial advisory firm with respect to benchmarking and analyzing the performance of the Company. After undertaking a full investigation with the assistance of the law firm and financial advisory firm, the Review Committee recommended that the Board not take the actions set forth in Blackwells’ letter. The Board followed that recommendation and resolved not to pursue the proposed actions. That decision and the bases for reaching it were communicated to Blackwells, via letter, on January 9, 2024.
•On December 1, 2023, Blackwells sent a letter to the Board, with the header “Proposal for Acquisition of Braemar,” containing a “preliminary proposal for the negotiated acquisition” of the Company. By way of its letter, Blackwells proposed to acquire 100% of the outstanding equity interests in the Company for $4.50 per share in cash. The letter enclosed a 12-page due diligence request list, as well as a proposed form of exclusivity agreement. The letter noted that Blackwells “would expect to finance the Transaction with a combination of debt and equity,” including, with respect to equity, funding from “Blackwells’ internal resources, as well as LP commitments.”
•On December 6, 2023, Braemar’s counsel sent Blackwells a letter acknowledging receipt of the December 1 acquisition proposal. The letter noted that, in its October 21 letter, Blackwells presented itself as acting on behalf of all shareholders in demanding the Company pursue its directors for alleged breach of fiduciary duty, but in its December 1 letter, Blackwells presented itself as acting in its own interest, making a proposal to acquire the entire Company and requesting exclusivity, to the detriment of all other shareholders. The December 6 letter requested that, prior to the Board and management expending further time and resources, Blackwells answer certain threshold questions so that the Board could appropriately assess the credibility of Blackwells’ interest. In particular, the letter noted concern expressed by the Company’s advisors that Blackwells would have difficulty securing strong third-party committed financing. To assist the Board in assessing Blackwells’ interest, the December 6 letter invited Blackwells to provide certain information, including:
•Blackwells’ aggregate beneficial ownership interest in the Company, including any derivative interests;
•Blackwells’ acquisition experience, including whether it had ever consummated the acquisition of a public company;
•Blackwells’ ability to obtain financing, including debt commitment letters, evidence of Blackwells’ internal resources, information with respect to proposed equity funding, and the identity and domicile of any offshore financing sources so the Board could assess any potential political, national security, or regulatory risks; and
•Blackwells’ advisors, including financial advisors, accounting firm, and other advisors engaged to assist with the proposal.
•On December 22, 2023, Blackwells, through its counsel, sent a response stating that “Blackwells would finance the Transaction with a combination of debt and equity from internal and external sources.” Blackwells offered to provide “additional confidential information” regarding its “financing sources,” only “after Blackwells receives confirmation that the Board is interested in engaging in a discussion regarding Blackwells’ proposal.”
•On December 28, 2023, Blackwells and Jason Aintabi, through counsel at Quinn Emanuel Urquhart & Sullivan, LLP, sent a letter to Braemar’s counsel purporting to raise “concerns” regarding “potential violations of the federal securities laws” by Braemar, allegedly resulting from an article “Vinson & Elkins Helps New York Activist Investor Invade Texas” published in The Dallas Express, of which Mr. Bennett is the publisher. The December 28 letter stated that, absent a response by January 5, 2024, “court intervention will be necessary to resolve this matter.”
•On January 2, 2024, Braemar’s counsel sent an email to Blackwells’ counsel acknowledging that the December 22 letter had been shared with the Company’s Board. In the email, Braemar’s counsel noted that the purpose of the questions posed in the December 6 letter was to evaluate Blackwells’ ability to complete its proposed transaction, including its ability to obtain fully committed financing for all necessary funds. Braemar’s counsel stated that the Board remained fully committed to doing what was in the best interests of the Company and its stockholders, and reiterated the request for the information presented in the December 6 letter.
•On January 2, 2024, Blackwells sent a letter to the Company requesting a written questionnaire required under the Company’s bylaws to nominate candidates for election to the Board.
•On January 9, 2024, the Board approved the Fifth Amended and Restated Bylaws of the Company, effective immediately. The Fifth Amended and Restated Bylaws included enhancements to certain advance notice and disclosure requirements
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that had been set forth in the Fourth Amended and Restated Bylaws, as amended, with respect to stockholder nomination of directors and submission of proposals for consideration at annual meetings of stockholders, as well as certain other technical, clarifying, and conforming changes.
•On February 27, 2024, the Board approved Amendment No. 1 to the Bylaws for purposes of reducing the quorum required for any matter proposed by the Board at an annual meeting of stockholders called by the Board from a majority to at least one-third of all votes entitled to be cast at such meeting, as permitted under the Maryland General Corporation Law.
•On March 10, 2024, one day before the deadline for stockholders to nominate candidates for election to the Board at the Company’s Annual Meeting, Blackwells delivered by email to Braemar the Purported Nominating Notice. A physical copy was delivered to the Company’s principal executive office, as required by the Bylaws, on the deadline date: March 11, 2024. The Purported Nominating Notice purported to nominate four individuals, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy, and Steven J. Pully (the “Proposed Nominees”), for election to the Board at the Annual Meeting. Additionally, the Purported Nominating Notice proposed to bring certain non-binding business proposals before the Annual Meeting, including proposals to amend the Bylaws and the Corporate Governance Guidelines.
•Upon receipt, the Purported Nominating Notice was provided to the Board for review. In consultation with its legal advisors, the Board carefully reviewed the Purported Nominating Notice and found it to be deficient because it contained material misstatements, inaccuracies, and omissions, and therefore, was not provided in accordance with advance notice requirements set forth in the Company’s Bylaws. Among the deficiencies identified by the Board, the Purported Nominating Notice asserted that Blackwells had “withdrawn” any interest in an acquisition of the Company or any similar transaction, despite substantial evidence—including a March 2024 investor presentation premised on taking Braemar “private” attached to the Purported Nominating Notice—indicating that Blackwells had ongoing interest in an acquisition, and that its interest was a motivation for its proxy campaign. In addition, the Board identified additional defects in the Purported Nominating Notice, including failure to disclose in multiple instances information required of “Stockholder Associated Persons,” such as purported sources of financing with whom Blackwells had acted in concert in connection with its acquisition proposal. Accordingly, the Board determined that Blackwells’ refusal to comply with the Bylaws’ advance notice requirements rendered its Proposed Nominees ineligible to stand for election and barred Blackwells from bringing other business before the Annual Meeting.
•In reviewing the Purported Nominating Notice, in an exercise of its business judgment, the Board also considered additional factors bearing on Blackwells’ and Mr. Aintabi’s character and past dealings, including lack of candor, reputation in the business community, and personal history. Based on these factors, the Board determined that it would not be in the best interest of the Company and its stockholders for it to waive Blackwells’ non-compliance with the advance notice requirements and permit the Proposed Nominees for election.
•On March 22, 2024, Blackwells, Blackwells Onshore I LLC (“Blackwells Onshore”), Mr. Aintabi, and the Proposed Nominees filed a Preliminary Proxy Statement, Schedule 14A, with the SEC. The proxy statement announced that they “are soliciting proxies from the Corporation’s stockholders” on multiple matters, including “[t]he election of each of our director nominees,” the Proposed Nominees, and multiple stockholder proposals described as the “Blackwells Proposals.”
•On March 24, 2024, the Company, through counsel, notified Blackwells of the Board’s decision to reject the Purported Nominating Notice and requested that Blackwells immediately cease and desist any attempts to solicit proxies in support of the Proposed Nominees or any other business proposals set forth in the Notice. This communication further identified that one of Blackwells' nominees had failed to accurately respond to a question with respect to their previous personal bankruptcy, as required by the Company's questionnaire.
•On March 24, 2024, the Company commenced litigation against Blackwells, Blackwells Onshore, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Mr. Aintabi, and the Proposed Nominees (collectively, “Defendants”) in the U.S. District Court for the Northern District of Texas in an action captioned Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC, et al., case number 3:24-cv-707 (N.D. Tex.) (the “Action”). The complaint asserts a claim for injunctive relief pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, enjoining Defendants from soliciting proxies or distributing proxy materials to Braemar’s stockholders in connection with the Annual Meeting. The complaint also asserts claims for declaratory judgment that Blackwells’ slate of Proposed Nominees is invalid due to Blackwells’ violations of Braemar’s Bylaws, and that Blackwells cannot cure its violations and is barred from nominating director candidates or bringing other business before the 2024 Annual Meeting. Also on March 24, 2024, the Company filed a motion for preliminary injunction in the Action, seeking to preliminarily enjoin Defendants from soliciting proxies or distributing proxy materials to Braemar’s stockholders pending resolution of the Action. The case has been assigned to the Hon. Sam A. Lindsay, United States District Judge.
•On March 26, 2024, Blackwells’ counsel hand-delivered to Braemar and emailed to its counsel a “Supplement” to its Nomination Notice. The “Supplement” purports to make certain amendments to its March 10 Nomination Notice, including noting that “[i]n the process of preparing the Nomination Notice, the date listed on the first page of the presentation . . . was inadvertently changed from ‘December 2024’ to ‘March 2024,” as well as additional disclosures as to one of the Blackwells' nominee's previous bankruptcy filing, which such nominee had failed to report in its executed written questionnaire.
•Thereafter, and prior to the date hereof, Blackwells’ counsel has emailed to the Company’s counsel a series of purported “supplements” to its nomination notice reporting purchases and sales of the Company’s securities. The last such supplement prior to the date hereof, dated June 13, 2024, reported that Blackwells, its affiliates and the Proposed Nominees then beneficially owned in the aggregate 922,766 shares of the Company’s common stock, par value $0.01 per share.
•On March 28, 2024, Braemar filed definitive proxy materials with the SEC with the EDGAR code "DEF14A", announcing that the Annual Meeting would be held on May 15, 2024, at 9:00 A.M. CDT at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. After discussions with the SEC, Braemar refiled its proxy materials as preliminary proxy materials with the SEC under the EDGAR Code "PREC14A".
•On April 3, 2024, Blackwells filed its definitive proxy statement with the SEC.
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•On April 4, 2024, the Company’s counsel emailed to Blackwells’ counsel a letter informing Blackwells that its various purported “supplements” to its nomination notice, each dated after the date of the nomination deadline, were of no force and effect under the Company’s bylaws and applicable law, and that such supplements did not cure the defects in Blackwells’ nomination notice dated March 10, 2024.
•On April 11, 2024, Blackwells Capital LLC commenced litigation against the Company and directors Montgomery J. Bennett, Stefani Danielle Carter, Richard J. Stockton, Kenneth H. Fearn, Jr., Abteen Vaziri, Mary Candace Evans, Matthew D. Rinaldi, and Rebeca Odino-Johnson in the U.S. District Court for the Northern District of Texas in an action captioned Blackwells Capital LLC v. Braemar Hotels & Resorts Inc, et al., case number 3:24-cv-894 (N.D. Tex.) (the “Blackwells Action”). The complaint brings claims for declaratory and injunctive relief, breach of contract, breach of common law duties, and violations of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, asserting that Blackwells’ nomination of director candidates was valid, the Company’s bylaws are invalid and unenforceable, and that the Company committed substantive and procedural violations of the securities laws in connection with the ongoing proxy contest.

•On April 17, 2024, to facilitate ongoing settlement discussions, the parties filed an agreed motion to stay all proceedings (the "Agreed Motion") in both the Action and the Blackwells Action. The Agreed Motion requested that the court stay all proceedings in both the Action and the Blackwells Action until June 17, 2024 and vacate all pending deadlines until further ordered by the court.

•On April 18, 2024, the court sua sponte ordered the Action and the Blackwells Action consolidated into a consolidated case captioned Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC, et al., case number 3:24-CV-707-L (consolidated with 3:24-CV-894-L) (N.D. Tex.) (the “Consolidated Action”). On the same date, the court granted the parties’ Agreed Motion and issued an order staying all proceedings in the Consolidated Action and vacating all pending deadlines until further ordered by the court. The court directed the parties to file a joint status report by June 17, 2024, unless dismissal papers are filed by that date.

•On April 22, 2024, the Company announced that it postponed the Annual Meeting, previously scheduled to be held on May 15, 2024, to July 30, 2024, and that the record date for the Annual Meeting would be May 2, 2024.

OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD FOR ALL OF OUR BOARD’S HIGHLY QUALIFIED AND VERY EXPERIENCED NOMINEES (MONTY J. BENNETT, STEFANI D. CARTER, CANDACE EVANS, KENNETH H. FEARN, JR., REBECA ODINO-JOHNSON, MATTHEW D. RINALDI, RICHARD J. STOCKTON AND ABTEEN VAZIRI), TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BLACKWELLS, AND NOT TO SIGN, RETURN, OR VOTE THE WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BLACKWELLS.

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PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS
The size of our Board is currently set at eight (8) directors. All of our directors are elected annually by our stockholders and serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

At the Annual Meeting, eight (8) directors are to be elected to the Board. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, for election the following eight (8) persons: Monty J. Bennett, Stefani D. Carter, Candace Evans, Kenneth H. Fearn, Jr., Rebeca Odino-Johnson, Matthew D. Rinaldi, Richard J. Stockton and Abteen Vaziri. All of our nominees currently serve as directors of the Company. In selecting the director nominees that we are proposing for election, our Board has focused on selecting experienced board candidates who will work together constructively with a focus on operational excellence, financial strength, and the growth of stockholder value. All directors except Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, are independent.

Unless otherwise specified, if you sign and return the enclosed GOLD proxy card, it will be voted in favor of the election of each of the Board’s eight (8) director nominees: Monty J. Bennett, Stefani D. Carter, Candace Evans, Kenneth H. Fearn, Jr., Rebeca Odino-Johnson, Matthew D. Rinaldi, Richard J. Stockton and Abteen Vaziri.

Each of the nominees recommended by our Board has consented to serving as nominees for election to our Board, to being named as a nominee of the Board in a proxy statement, and to serving as a member of the Board if elected by the Company’s stockholders.

If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify each substitute nominee, disclose whether such nominee has consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominee as may be required under the Exchange Act.

Our Board recommends using the enclosed GOLD proxy card to vote FOR all eight (8) of the Board’s nominees for director. Blackwells has notified the Company that it intends to seek your proxy to vote in favor of Blackwells’ purported nominees. Accordingly, you may receive solicitation materials from Blackwells seeking your proxy to vote in favor of Blackwells’ purported nominees.

The Company has provided you with the enclosed GOLD proxy card. Our Board unanimously recommends that you vote FOR all eight (8) of the Board’s highly qualified and very experienced nominees. If you receive any proxy materials other than from the Company, our Board strongly recommends that you DISREGARD any such materials. If you vote, or have already voted, using a proxy card sent to you by or on behalf of Blackwells, you have every right to change your vote and we urge you to revoke that proxy by voting FOR all eight (8) of our Board’s nominees by submitting the enclosed GOLD proxy card. Only your latest dated proxy will be counted.

Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the eight nominees for director, as well as the month and year each nominee first began his or her service on the Board, if applicable. For a discussion of such person's beneficial ownership of our common stock, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

The Board unanimously recommends a vote FOR all nominees.
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Nominees for Election as Directors

MONTY J. BENNETT
Age: 58 Chairman since 2013
Mr. Bennett has served as Chairman of the Board of Directors since April 2013 and served as Chief Executive Officer of the Company from April 2013 to November 2016. Mr. Bennett is the Founder, Chairman & Chief Executive Officer of Ashford Inc. (NYSE American: AINC) and is also the Founder & Chairman of both Ashford Hospitality Trust, Inc. (NYSE: AHT) and Braemar Hotels & Resorts Inc. (NYSE: BHR). Mr. Bennett has over 26 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. In addition to his roles at Ashford, over his career Mr. Bennett has been a member and leader in numerous industry associations.
Mr. Bennett is a lifelong advocate of civic engagement and takes pride in giving back to the Dallas-Fort Worth community. Together with the Ashford companies, he supports numerous charitable organizations including Alzheimer’s Association, Habitat for Humanity, North Texas Food Bank, the S.M. Wright Foundation and the Special Olympics.
He holds a Master's degree in Business Administration from Cornell's S.C. Johnson Graduate School of Management and received a Bachelor of Science degree with distinction from the School of Hotel Administration also at Cornell. He is a life member of the Cornell Hotel Society.
Experience, Qualifications, Attributes and Skills: Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as Chairman, his prior role as the Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chairman and Chief Executive Officer of Ashford Inc., his prior role as Chief Executive Officer and his current role as the Chairman of Ashford Trust, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of the Board.

STEFANI D. CARTER
Age: 46 Director since 2013 Independent Lead Director Committees: • Nominating and Corporate Governance (chair) • Related Party Transactions
Ms. Carter has served as a member of the Board of Directors since November 2013 and currently serves as our Lead Director. She serves as chair of our Nominating and Corporate Governance Committee and as a member of our Related Party Transactions Committee. She also serves as a member and chair of the Board of Directors of Wheeler Real Estate Investment Trust (NASDAQ: WHLR), a commercial real estate investment company, and as a member of the Board of Directors of Axos Bank and Axos Financial, Inc. (NYSE: AX). Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter currently serves as the President of Dallas HERO, a Texas non-profit corporation. She is also principal of two entities, Stefani Carter & Associates, LLC, a consulting and legal services firm she founded in 2011, and Stable Realty, LLC, a real estate investments firm. From October 2020 to February 2023, Ms. Carter served as a litigation shareholder at Ferguson Braswell Fraser Kubasta PC (“FBFK”), a full-service law firm. Prior to FBFK, Ms. Carter served as senior counsel at the law firm of Estes Thorne & Carr PLLC for three years. In addition, Ms. Carter served as an elected representative of House District 102 in the Texas House of Representatives between 2011 and 2015. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney's Office. Prior to joining the Collin County District Attorney's Office, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master's in Public Policy from Harvard University's John F. Kennedy School of Government and a Bachelor of Arts in Government as well as a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.
Experience, Qualifications, Attributes and Skills: Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to the Board of Directors. In addition, Ms. Carter brings her experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to her role as a director of the Company.

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CANDACE EVANS
Age: 69 Director since 2019 Independent Committees: • Compensation
Ms. Evans has served as a member of the Board of Directors since July 2019. She currently serves as a member of our Compensation Committee. Ms. Evans has been an award-winning business journalist, entrepreneur, and editor since 1980 and is the Founder & Publisher of CandysDirt.com and SecondShelters.com, vertical business-to-business websites devoted to the North Texas real estate industry and vacation home sales market. Her unique sites, founded in 2011, are among the highest read in Texas for local real estate & breaking news. The award-winning content is published daily by a staff of editors, with a subscription base of over 33,000. Banner, display and native ad sales have increased more than 10% per year since the sites were founded. She holds an active Texas real estate license. Ms. Evans is also an expert contributor to Forbes.com focusing on real estate. Ms. Evans has worked as an editor for DMagazine Partners, where she helped found the award-winning DHome Magazine in 2000. In addition, she conceived and created a successful real estate blog on the DMagazine URL in 2007-2010, DallasDirt.com. Prior to her long tenure at DMagazine, Ms. Evans worked for CBS News in New York, WBBM-TV in Chicago, KDFW-TV in Dallas, and has written for many publications in print and online, including Newsweek, Home, The Dallas Morning News, The Dallas Business Journal, D CEO, Modern Luxury Dallas, AOL Real Estate, Joel Kotkin's The New Geography, Medical Economics, The Fort Worth Star Telegram, Adweek, Texas Business, and others. Ms. Evans also currently serves on the Board of Directors of Preservation Dallas, a non-profit devoted to architectural preservation in North Texas.
Ms. Evans earned her M.S.J. from the Columbia University Graduate School of Journalism and her undergraduate degree at Wheaton College, and studied at Dartmouth College. She holds an active Texas real estate license.
Experience, Qualifications, Attributes and Skills: Ms. Evans brings her real estate marketing expertise and knowledge, and her experience with the rapidly changing world of online journalism, social media, and real estate marketing, as well as her extensive research into luxury hotels and the high-end luxury vacation home market, to the Board of Directors.

KENNETH H. FEARN, JR.
Age: 58 Director since 2016 Independent Audit Committee Financial Expert Committees: • Audit (chair)
Mr. Fearn joined the Board of Directors in August 2016. He currently serves as chair of our Audit Committee. Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC, a private equity real estate firm with a focus on hospitality assets in markets across the United States. Prior to founding Integrated Capital in 2004, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development from 1995 to 2004. Maritz, Wolff & Co. managed three private equity investment funds totaling approximately $500 million focused on acquiring luxury hotels and resorts. Prior to his tenure at Maritz, Wolff & Co., from 1993 to 1995, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm, resident in the Los Angeles office, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Prior to McKinsey & Company, he worked at JP Morgan & Company where he was involved with corporate merger and acquisition assignments. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business.
Mr. Fearn serves on the Community Advisory Board for the Los Angeles Convention Center and Tourism Board, and he previously served on the Marriott International Owner Advisory Board and has twice served as an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles as well as the board of directors of the Los Angeles Area Chamber of Commerce, where he was a member of the Executive Committee and the Finance Committee from 2005 to 2014.
Experience, Qualifications, Attributes and Skills: Mr. Fearn brings over 24 years of real estate and hospitality experience to the Board of Directors. During his career at Maritz, Wolff & Co. and Integrated Capital, he was involved in the acquisition of approximately $2 billion in hospitality assets and secured in excess of $2.5 billion in debt financing for hospitality asset acquisitions. His extensive contacts in the hospitality and commercial real estate lending industries will be beneficial in his service on the Board of Directors.

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REBECA ODINO-JOHNSON
Age: 68 Director since 2022 Independent Committees: • Audit • Compensation
Ms. Odino-Johnson has served as a member of the Board of Directors since May 2022 and currently serves as a member of our Audit Committee and Compensation Committee. Ms. Odino-Johnson is the National Senior Vice-President of Direct Marketing and Donor Experience at the American Heart Association, a position she has held since April 2018. Previously, Ms. Odino-Johnson served as Main Event Entertainment, LP's Chief Marketing and Sales Officer, from December 2015 to March 2018. Ms. Odino-Johnson served as the Chief Marketing and Culinary Officer of Bob Evans Farms from December 2013 to October 2015. Additionally, Ms. Odino-Johnson served as Senior Vice President and Chief Marketing and Culinary Officer at Dine Brands Global Inc. from November 2008 to July 2013, where she led marketing efforts for restaurant brands such as Applebees. From January 2004 to February 2008, Ms. Odino-Johnson served as Executive Vice President, Senior Vice President and Chief Marketing and Global Branding Officer for Brinker International, Inc. Ms. Odino-Johnson spent 16 years at PepsiCo, Inc. in various marketing and sales positions including General Manager and Vice-President of Marketing for Frito-Lay North America, with direct financial and strategic planning responsibility for the profitable growth of the $3.8 billion Doritos and Cheetos business unit, representing 30% of Frito-Lay North America. She grew the Cheetos brand from $500 million to $1 billion and launched Baked Lay’s, resulting in $250 million in sales in the first year, representing Frito-Lay’s most successful launch. Ms. Odino-Johnson received a Bachelor of Business Administration in Marketing and Finance from Dallas Baptist University, from which she graduated magna cum laude. She also graduated from the Harvard Business School Advanced Management Program and has received a Master’s Degree in Digital Marketing and Analytics from Wake Forest University.
Ms. Odino-Johnson has served on the Alex Lee Family of Companies board of directors since February 2016. She has served on the Advisory Board of Data Axie since July 2020 and The North Texas Food Bank since October 2023. She previously served on PepsiCo’s Latino/Hispanic Advisory Board. Ms. Odino-Johnson is a member of the NACD.
Experience, Qualifications, Attributes and Skills: Ms. Odino-Johnson brings extensive experience as a marketing executive, counseling companies and organizations on strategic and digital marketing strategies, to the Board of Directors.

MATTHEW D. RINALDI
Age: 48 Director since 2013 Independent Committees: • Compensation (chair) • Related Party Transactions
Mr. Rinaldi has served as a member of the Board of Directors since November 2013 and currently serves as chair of our Compensation Committee and as a member of our Related Party Transactions Committee. Mr. Rinaldi is a licensed attorney whose practice has focused on in-house corporate and real estate matters and representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is the General Counsel of Farjo Holdings, LP, a position he has held since June 2023. Previously, Mr. Rinaldi was General Counsel of Quantas Healthcare Management, LLC and its affiliated medical facilities from June 2017 to June 2023. Mr. Rinaldi also served as an elected representative of Texas House District 115 in the Texas House from 2014 to 2019. Mr. Rinaldi served as Senior Counsel with the law firm of Dykema from July 2014 through June 2017. Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in corporate and real estate law, in federal, state and appellate courts, and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, "Big Four" accounting firms and insurance companies, healthcare companies and real estate developers, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.
Experience, Qualifications, Attributes and Skills: Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to the Board of Directors. In addition, Mr. Rinaldi brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

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RICHARD J. STOCKTON
President and Chief Executive Officer Age: 53 Director since 2020
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. He has also served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA Liquidating Trust, since 2018. Prior to joining our Company, Mr. Stockton served as Global Co-Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013. The majority of his career, over 16 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in London, where he was responsible for business across Europe, the Middle East and Africa and Co-Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He is also a member of the Board of the American Hotel and Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the Americas Lodging Investment Summit. He is a dual citizen of the United States and the United Kingdom. Mr. Stockton received a Master's of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.
Experience, Qualifications, Attributes and Skills: Mr. Stockton's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as President and Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in such role are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company.

ABTEEN VAZIRI
Age: 45 Director since 2017 Independent Audit Committee Financial Expert Committees: • Related Party Transactions (chair) • Audit • Nominating and Corporate Governance
Mr. Vaziri has served as a member of the Board of Directors since October 2017. He currently serves as chair of our Related Party Transactions Committee and as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Vaziri has worked in all aspects of evaluating hotel assets, from evaluating investments in the hospitality, gaming, and lodging industries to analyzing the development of hotels, the evaluation of hotel F&B operations and analyzing and executing traditional and EB-5 hotel financings. Mr. Vaziri currently serves as Chief Investment Officer and President of Uptown Companies, Inc. Previously, Mr. Vaziri was a Managing Director at Brevet Capital Management, a position he held from June 2018 to August 2023 where he was in charge of originating and the payback of over $500 million of real estate assets, and built Brevet’s EB-5 and real estate practices. Mr. Vaziri served as a director at Greystone & Co, an institutional real estate lender, where Mr. Vaziri helped build Greystone's EB-5 real estate financing platform. Mr. Vaziri earned a Bachelor of Science in Computer Science at the University of Texas at Dallas and a Masters of Business Administration in Finance from the Cox School of Business at Southern Methodist University. Mr. Vaziri also obtained a Juris Doctor degree from Fordham University School of Law with a concentration in Finance and Business Law. He is licensed to practice law in the states of New York and Texas.
Experience, Qualifications, Attributes and Skills: Mr. Vaziri brings his in-depth knowledge of financing, evaluating and managing hotel assets, his real estate experience, and his experience as a director of an institutional real estate lender, and managing director of a mezzanine lender, and EB-5 fundraising expertise to the Board. He also has significant experience in strategic planning, accounting, finance and risk management.

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Summary of Director Qualifications, Skills, Attributes and Experience
Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes and experiences will best serve the Company and its stockholders. The summary of our director nominees' qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors' biographies above, notes some of the specific experience, qualifications, attributes and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company's business, structure and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.
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CORPORATE GOVERNANCE
The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company's corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our Corporate Governance Guidelines, charters for the committees of the Board, our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The corporate governance section can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance Documents" link.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to each of our directors and officers and employees. The term "officers and employees" includes individuals who: (i) are employed directly by us, if any (we do not currently employ any employees); or (ii) are employed by our advisor or its subsidiaries and: (a) have been named one of our officers by our Board; or (b) have been designated as subject to the Code of Business Conduct and Ethics by the legal department of our advisor. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate, timely and understandable disclosure in our reports ﬁled with the SEC and our other public communications;
•compliance with applicable governmental laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code;
•protection of Company assets, including corporate opportunities and confidential information; and
•accountability for compliance to the code.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.
Board Leadership Structure
The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.
To further minimize the potential for future conflicts of interest, our bylaws and our Corporate Governance Guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our Corporate Governance Guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Messrs. Monty J. Bennett and Richard J. Stockton are independent directors. The Board must also comply with each of our conflict of interest policies discussed in "Certain Relationships and Related Person Transactions-Conflict of Interest Policies." Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.
In 2019, the Board appointed Ms. Stefani D. Carter to serve as the lead independent director for a one-year term. In subsequent years, our Board re-appointed Ms. Carter to serve as the lead independent director for an additional one-year term. Under our Corporate Governance Guidelines, the Lead Director has the following duties and responsibilities:
•preside at all executive sessions of the independent or non-executive directors of the Company;
•advise the Chairman of the Board and the Chief Executive Oﬃcer of decisions reached and suggestions made at meetings of independent directors or non-executive directors of the Company;
•serve as liaison between the Chairman of the Board and the independent directors;
•approve information sent to the Board;
•approve meeting agendas for the Board;
•approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•authorize the calling of meetings of the independent directors; and
•if requested by major stockholders, be available for consultation and direct communication.
The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.
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Board Role
Subject to the advisory agreement entered into by the Company, Ashford Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation ("Braemar TRS") and Ashford LLC, as amended from time to time (the "advisory agreement"), the business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board provides direction to, and oversight of, management of the Company. In addition, the Board establishes the strategic direction of the Company and oversees the performance of the Company's business, management and the employees of our advisor who provide services to the Company. Subject to the Board's supervision, our advisor is responsible for the day-to-day operations of the Company and to make available appropriate personnel with sufficient experience to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company's strategic direction and the Board's directives.
Strategy
The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company's strategy. The Board regularly considers the progress of, and challenges to, the Company's strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Company's management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.
Risk Oversight
Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board and the Board committees receive regular updates related to various risks for both our Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.
Succession Planning
The Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report to the Board from time to time, addresses:
•emergency Chief Executive Officer succession;
•Chief Executive Officer succession in the ordinary course of business; and
•succession for the other members of senior management.
The plan also includes an assessment of senior management experience, performance, skills and planned career paths.
Board Refreshment
In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession. Recently, based on consideration of best corporate governance practices and upon the recommendation of the Nominating and Corporate Governance Committee, the Board amended its Corporate Governance Guidelines to remove the requirement that a director, upon attaining the age of 70 and annually thereafter, or an individual who would be 70 years of age at the time of his or her election as a director, may not serve on the Board unless the Board waives such limitation.
Director Nomination Procedures by the Company
The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:
•integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company's business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood of a sustained period of service on the Board;
•business or other relevant experience; and
•the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is eﬀective, collegial and responsive to the needs of the Company.
In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board's desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the "Selection of Directors" section of the Corporate Governance Guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board
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between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Governance Committee assess the effectiveness of the Board's diversity efforts as part of the annual Board evaluation process.
Stockholder Nominations
Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than May 1, 2025 and not later than 5:00 p.m., Eastern Time, on May 31, 2025 for the nominated individuals to be considered for candidacy at the 2025 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company's bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company's bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company's bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.
Since August 3, 2016, our bylaws have provided that if a holder or a group of up to 20 holders having held at least 3% of the Company's common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company's proxy statement for that annual meeting and on the Company's form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The Company will not, however, be required to include in its proxy statement or on its proxy card or a ballot more stockholder nominees under this provision of the bylaws than the greater of (i) two nominees and (ii) that number of nominees equaling 20% of the total number of directors of the Company on the last day of which a nomination notice under such provision may be submitted to the Company (rounded down to the nearest whole number). Our bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provision of the bylaws exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company's bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company's bylaws. The Company's bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC's proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, not later than 5:00 p.m., Eastern time, on March 19, 2025 for the nominated individuals to be eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2025 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company's bylaws will result in the stockholder nomination being invalid and the proposed nominee not being eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2025 annual meeting of stockholders.
Stockholder and Interested Party Communication with Our Board of Directors
Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Stockholders' and other interested parties' letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.
Director Orientation and Continuing Education
The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both the Board's and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.
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Director Change in Occupation
Upon the time a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director is required to tender a letter of proposed resignation from the Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
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BOARD OF DIRECTORS AND COMMITTEES
Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
The Board has retained Ashford Inc. and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board's oversight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc. and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Person Transactions- Conflict of Interest Policies."
During the year ended December 31, 2023, the Board held five regular meetings and held three executive sessions of our non-management directors. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our incumbent directors standing for re-election attended, in person or by telephone, at least 75% of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2023.
Board Member Independence
The Board determines the independence of our directors in accordance with our Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our Corporate Governance Guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. Our Corporate Governance Guidelines also provide that at all times that the Chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board's Corporate Governance Guidelines can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance Documents" link.
Following deliberations, the Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, and Mr. Richard J. Stockton, our President and Chief Executive Officer, each nominee for election as a director of the Company is independent of Braemar and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company held on May 10, 2023 under the standards set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual, and our Board has been since that date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our Corporate Governance Guidelines and the NYSE independence tests.
In addition, each current member of our Audit Committee and our Compensation Committee has been determined by the Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of boards of directors and to members of compensation committees of boards of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.
In making the independence determinations with respect to our current directors, the Board examined all relationships between each of our directors or their affiliates and Braemar or its affiliates. The Board determined that none of these transactions impaired the independence of the directors involved.
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Board Committees and Meetings
Historically, the standing committees of the Board have been the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2016, the Board added the Related Party Transactions Committee as a standing committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by the Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "CORPORATE GOVERNANCE" tab and then the "Governance Documents" link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions
Stefani D. Carter			Chair	✔
Candace Evans		✔
Kenneth H. Fearn, Jr.	Chair
Rebeca Odino-Johnson	✔	✔
Matthew D. Rinaldi		Chair		✔
Abteen Vaziri	✔		✔	Chair

Audit Committee
Current Members:	Kenneth H. Fearn, Jr. (chair), Rebeca Odino-Johnson and Abteen Vaziri
Independence:	All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.
Number of Meetings in 2023:	Six
Key Responsibilities:	•	Evaluate the performance, qualifications and independence of the independent auditor;
	•	review with the independent auditors and the Chief Financial Officer and Chief Accounting Officer the audit scope and plan;
	•	approve in advance all audit and non-audit engagement fees;
	•	if necessary, to appoint or replace our independent auditor;
	•	meet to review with management and the independent auditor the annual audited and quarterly financial statements;
	•	recommend to our Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;
	•	prepare the audit committee report that the SEC rules and regulations require to be included in the Company's annual proxy statement;
	•	discuss with management the Company's major financial risk exposures and management's policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;
	•	annually review the effectiveness of the internal audit function;
	•	review with management the Company's disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company's system for monitoring compliance with laws and regulations, including the Company's code of conduct and cybersecurity; and
	•	evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.
Each of Messrs. Fearn and Vaziri qualifies as an "audit committee financial expert," as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2023 are "financially literate" under the NYSE listing standards.
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Compensation Committee
Current Members:	Matthew D. Rinaldi (chair), Candace Evans and Rebeca Odino-Johnson
Independence:	All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.
Number of Meetings in 2023:	One
Key Responsibilities:	•	Review the Company's equity compensation programs to ensure the alignment of the interests of key leadership with the long-term interests of stockholders;
	•	either as a committee or together with the other independent directors (as directed by our Board), determine and approve the Chief Executive Officer's and Chairman of our Board's compensation;
	•	make recommendations to our Board with respect to the compensation of executive officers;
	•	review the performance of our officers;
	•	review and approve the officer compensation plans, policies and programs;
	•	annually review the compensation paid to non-executive directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
	•	prepare an annual report on executive compensation for the Company's annual proxy statement; and
	•	administer the Company's equity incentive plan.
The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2023, the Compensation Committee retained Gressle & McGinley LLC ("Gressle & McGinley") as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee's decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

Nominating and Corporate Governance Committee
Current Members:	Stefani D. Carter (chair) and Abteen Vaziri
Independence:	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2023:	Two
Key Responsibilities:	•	Assess, develop and communicate with our Board for our Board's approval the appropriate criteria for nominating and appointing directors;
	•	recommend to our Board the director nominees for election at the next annual meeting of stockholders;
	•	identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
	•	when requested by our Board, recommend to our Board director nominees for each committee of our Board;
	•	develop and recommend to our Board our Corporate Governance Guidelines and periodically review and update such Corporate Governance Guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;
	•	perform a leadership role in shaping our corporate governance policies and procedures; and
	•	oversee a self-evaluation of our Board.

Related Party Transactions Committee
Current Members:	Abteen Vaziri (chair), Stefani D. Carter and Matthew D. Rinaldi
Number of Meetings in 2023:	Four
Key Responsibilities:	Review any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny any proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past-approved related party transactions.
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Director Compensation
Each of our non-executive directors (other than our Chairman, Mr. Monty J. Bennett) is paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attends in person (in a non-committee chairperson capacity), $3,000 for each committee meeting that he or she attends as committee chairperson and, effective May 15, 2024, $1,000 for each Board or committee meeting that he or she attends via teleconference. Non-executive directors (other than Mr. Bennett) serving in the following capacities also receive the additional annual cash retainers set forth below:

Capacity	Additional Annual Retainer
Lead Director	$25,000
Audit Committee Chairperson	$25,000
Audit Committee Member (Non-Chairperson)	$5,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Related Party Transactions Committee Chairperson	$15,000
Related Party Transactions Committee Member (Non-Chairperson)	$10,000
Non-executive directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional compensation for serving on the Board. We reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.
In addition, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders at which a non-executive director is initially elected or re-elected to our Board of Directors or as soon as reasonably practicable thereafter, each non-executive director receives a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units ("LTIP units") in Braemar Hospitality Limited Partnership ("Braemar OP"), which are issued under our Second Amended and Restated 2013 Equity Incentive Plan, as amended (the "2013 Equity Incentive Plan") and are fully vested immediately. Vested LTIP units, upon achieving parity with the common units of Braemar OP, are convertible into common partnership units of Braemar OP at the option of the grantee. Common partnership units are redeemable for cash or, at our option, convertible into shares of our common stock on a one-for-one basis.

Beginning in fiscal 2018, we adopted a policy that sets the size of the share/unit grants in three-year cycles by establishing a grant size in the first year of the cycle as a fixed number of shares/units to be granted annually. In 2018, the Board established an annual grant amount for the 2018-2020 cycle of 5,700 shares/units, worth approximately $60,000 as of the date of determination in 2018. Therefore, in each of fiscal 2018, 2019, and 2020, each non-executive director received a grant of 5,700 shares of fully vested common stock or LTIP units. In 2021, the annual grant was "reset" by establishing a new annual grant size (11,194 shares/units, worth approximately $78,500 as of the date of determination in 2021) that applied for the 2021-2023 three-year cycle. In 2022, however, upon the recommendation of our compensation consultant, the annual grant was again "reset" by establishing a new annual grant size (14,925 shares/units, worth approximately $80,000 as of the date of determination in 2022) that applied for the remainder of the 2021-2023 three-year cycle. In May 2024, the Board elected to maintain the annual grant at 14,925 shares/units.
Our Chairman, Mr. Bennett, instead receives an annual incentive compensation grant (for the 2023 award, in the form of an equity-based award and a deferred cash compensation award and for the award granted in 2024 in respect of 2023 in the form of a deferred cash only) with a value and vesting schedule that is determined by the Board after review of the Company's prior fiscal year performance, considering the same factors as the Board takes into account in making (and providing generally the same vesting terms as) the annual incentive compensation grants to our named executive officers (as further described below under "Executive Compensation"). Mr. Bennett's annual award is not granted in respect of his service on the Board but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Bennett's annual grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.
Our Corporate Governance Guidelines provide a stock ownership requirement for our directors. Under our guidelines, each director should hold common stock with a value in excess of three times his or her annual Board retainer fee in effect at the time of such director's election to the board (excluding any portion of the retainer fee representing additional compensation for being a committee chairman or committee member). New directors are expected to achieve compliance with this requirement within four years from the date of election or appointment. Once a director has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of a director's tenure. Although directors may not sell any common stock granted to them in connection with their service to the Company until the director is in compliance with the guidelines, no director is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2023, each of our directors had stock ownership that met the guidelines or was within the grace period for satisfying the requirements.
2024 Proxy Statement 23

The following table summarizes the compensation paid by us to our non-executive directors for their services for the fiscal year ended December 31, 2023:
Director Compensation

Name	Fees Earned or Paid in Cash	LTIP/Stock Awards(1)	All Other Compensation(2)	Total
Monty J. Bennett	$—	$—	$3,107,649	$3,107,649
Stefani D. Carter	$118,000	$60,745	$—	$178,745
Mary C. Evans	$66,000	$60,745	$—	$126,745
Kenneth H. Fearn, Jr.	$94,500	$60,745	$—	$155,245
Rebeca Odino-Johnson	$72,000	$60,745	$—	$132,745
Matthew D. Rinaldi	$93,500	$60,745	$—	$154,245
Abteen Vaziri	$91,500	$60,745	$—	$152,245
(1)Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in the valuation of stock-based awards. Mses. Evans and Odino-Johnson and Mr. Vaziri elected to receive their equity awards in the form of LTIP units, while the remaining non-executive directors elected to receive shares of common stock.
(2)As described above, Mr. Bennett's annual equity award and deferred cash is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the "All Other Compensation" column. Approximately $1.4 million of the amount is attributable to deferred cash awards and the remainder is attributable to the equity award made in 2023. The deferred cash award amount consists of a one-third allocation from Mr. Bennet’s 2022 award and one-third from his 2023 award of approximately $461,000 and $979,000, respectively (the portions of those awards that vested and became payable in 2023). Mr. Bennet elected to receive the performance-based portion of his 2023 equity award in the form of performance-based LTIP units. See Notes 2, 11, and 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2023, Mr. Bennett held 81,665 service-based LTIP units that remain subject to vesting conditions and 808,558 performance-based LTIP Units that remain subject to vesting conditions (which reflect the maximum amount that could be earned in respect of such LTIP Units).
Compensation Committee Interlocks and Insider Participation
During 2023, Mses. Evans and Odino-Johnson and Mr. Rinaldi served on our Compensation Committee. Each of those persons was or is an independent director throughout the period for which they served or have served on our Compensation Committee during 2022 and thereafter. None of these directors was, is or has ever been an officer or employee of our Company. None of our executive officers serves, or during 2023 served, as (i) a member of a Compensation Committee (or Board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has or had in 2023 any relationship with the Company requiring disclosure as a related party transaction under "Certain Relationships and Related Person Transactions."
Attendance at Annual Meeting of Stockholders
In accordance with our Corporate Governance Guidelines, directors of the Company are expected to attend the annual meeting of stockholders in person, by telephone or video conference. All persons who were directors at our 2023 annual meeting of stockholders attended our 2023 annual meeting, other than Mr. McWilliams, who was not nominated to stand for reelection and ceased to serve as a member of the Board effective as of our 2023 annual meeting.
2024 Proxy Statement 24

EXECUTIVE OFFICERS
The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the Board. A description of the business experience of each for the past five years follows the table.

Name	Age	Title
Richard J. Stockton	53	President and Chief Executive Officer
Alex Rose	39	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	48	Chief Financial Officer and Treasurer
Justin Coe	40	Chief Accounting Officer

RICHARD J. STOCKTON
President and Chief Executive Officer Age: 53 Executive since 2016
Mr. Stockton was appointed to the Board of Directors in July 2020. He has served as our Chief Executive Officer since November 2016 and as President since April 2017. He has also served as the Lead Independent Director of Spirit MTA REIT (NYSE: SMTA) and Trustee of its successor entity, SMTA Liquidating Trust, since 2018. Prior to joining our Company, Mr. Stockton served as Global Co-Head and Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc., with real estate investments in the United States, Canada, the United Kingdom and France. He also previously served as President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company, where he established the business that acquired and refurbished the US Bank Tower in Los Angeles in 2013. The majority of his career, over 16 years, was spent at Morgan Stanley in real estate investment banking in various roles including Head of EMEA Real Estate Banking in London, where he was responsible for business across Europe, the Middle East and Africa and Co-Head of Asia Pacific Real Estate Banking, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He is also a member of the Board of the American Hotel and Lodging Association. Mr. Stockton is a frequent speaker and panelist at industry conferences and events, including NAREIT, the NYU International Hospitality Industry Investment Conference, and the Americas Lodging Investment Summit. He is a dual citizen of the United States and the United Kingdom.
Mr. Stockton received a Master's of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

ALEX ROSE
Executive Vice President, General Counsel and Secretary Age: 39 Executive since 2021
Mr. Rose has served as our Executive Vice President, General Counsel and Secretary since July 2021 and has served in that capacity for Ashford Inc. and Ashford Trust since July 2021.

Mr. Rose brings a broad range of legal experience and corporate governance expertise to our Company. Prior to joining our Company in 2021, he was a Partner at Kirkland & Ellis LLP from July 2018 to June 2021, where he worked with public and private companies, as well as private equity funds and their portfolio companies, in connection with complex transactions such as mergers, acquisitions, joint ventures, divestitures, private financings, recapitalizations, debt and equity security investments, and other general corporate matters. Previously, Mr. Rose was an attorney at Jones Day and Vinson & Elkins LLP.

Mr. Rose holds a J.D. from Columbia University School of Law and a B.S. from the University of Kansas and is admitted to practice law in the States of Texas and New York.

2024 Proxy Statement 25

DERIC S. EUBANKS
Chief Financial Officer and Treasurer Age: 48 Executive since 2014
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014. He has served in that capacity for each of Ashford Inc. and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President of Finance since November 2013, a position he had also held at Ashford Trust since September 2011. Prior to his role as Senior Vice President of Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.
Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

JUSTIN COE
Chief Accounting Officer Age: 40 Executive since 2024
Mr. Coe has served as our Chief Accounting Officer since January 2024 and has served in that capacity for Ashford Inc. and for Ashford Trust since January 2024. Prior to serving as Chief Accounting Officer, Mr. Coe served as the Senior Vice President of Accounting of Ashford Inc. since July 2015. As Senior Vice President of Accounting, Mr. Coe was responsible for overseeing most of the accounting functions for Ashford Inc. and each of its advised platforms, including the Company and Ashford Trust. Such functions include tax, financial reporting, corporate controller, portfolio accounting, internal audit, information systems, acquisitions and special projects. Prior to joining Ashford Inc., Mr. Coe was a Senior Manager at Ernst & Young LLP and served since 2006 in various Assurance and Advisory roles for public and private companies in the airline, real estate, medical device and other industries domestically and internationally.
Mr. Coe holds Bachelor of Business Administration and Master of Accountancy degrees from Texas State University - San Marcos and is a licensed certified public accountant (CPA) in the state of Texas.

2024 Proxy Statement 26

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following is a discussion of the compensation program adopted for our named executive officers, which include Mr. Stockton, our President and Chief Executive Officer, Mr. Eubanks, our Chief Financial Officer, Mr. Nunneley, our former Chief Accounting Officer, and Mr. Rose, our Executive Vice President, General Counsel and Secretary. Also included below is a discussion of the incentive compensation awarded to our named executive officers in 2024 with respect to 2023 performance. This discussion should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.
Compensation of Our Executive Officers
We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC, is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under "Our Relationship and Agreements with Ashford Inc. and its Subsidiaries." As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company's executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2021, 2022 and 2023, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor) continue to be eligible to receive equity-based (and, for 2022, 2023 and 2024, certain deferred cash) awards under our 2013 Equity Incentive Plan as described below. We do not, however, provide any other compensation or employee benefit plans for our executive officers.
Compensation Objectives & Philosophy
The objectives of our equity compensation program are to: (i) motivate our executive officers to achieve the Company's business and strategic objectives; (ii) align the interests of key leadership with the long-term interests of the Company's stockholders; and (iii) provide rewards and incentives, without excessive risk taking, in order to attract, retain and motivate our executive officers to perform in the best interests of the Company and its stockholders.
Role of the Compensation Committee
The compensation we pay to our executive officers is administered under the direction of our Compensation Committee. In its role as the administrator of our compensation program, our Compensation Committee recommends the compensation to be paid to our named executive officers with respect to a year to the Board, taking into consideration the recommendations of our Chairman and our independent compensation consultant, with the members of the Board ultimately approving all executive compensation decisions. A full description of the Compensation Committee's roles and responsibilities can be found in its charter which is posted to our website at www.bhrreit.com under the "INVESTOR" tab, by navigating to the "Corporate Governance" link, then to the "Governance Documents" link.
Our Compensation Committee has the authority to retain independent advisors to assist the committee in fulfilling its responsibilities. The committee has retained Gressle & McGinley as its independent compensation consultant. Gressle & McGinley has not performed any services other than executive and director compensation services for the Company, and has performed its services only on behalf of, and at the direction of, the Compensation Committee (although Gressle & McGinley is also the independent compensation consultant to the compensation committees of the boards of directors of our advisor, Ashford Inc., and Ashford Trust). Our Compensation Committee has reviewed the independence of Gressle & McGinley in light of SEC rules and stock exchange listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.
Interaction with Management
Our Compensation Committee regularly meets in executive sessions without management or other directors present. Executives generally are not present during Compensation Committee meetings. However, our Chairman and certain of our executive officers and employees of our advisor do attend all or part of certain Compensation Committee meetings. Our Chairman, considering certain performance factors as set by the Board each year, annually reviews the compensation for each named executive officer and our advisor's (and its subsidiaries') employees as a group and makes recommendations to our Compensation Committee regarding the compensation we should grant to our named executive officers and our advisor's (and its subsidiaries') employees as a group. Final compensation decisions for our executive officers are ultimately made in the sole discretion of, and with the approval of, the members of the Board based on the recommendations of the Compensation Committee.
Corporate Governance
Our Compensation Committee believes that the integrity of corporate governance is reinforced by linking our executive officers' long-term interests to the interests of our stockholders through our compensation program. We believe that our compensation program provides appropriate performance-based incentives to attract and retain leadership talent, and to align officer and stockholder interests.
2024 Proxy Statement 27

The following policies support our position:

What We Do	What We Don't Do
Pay for Performance. A substantial portion of our incentive compensation grants are tied to rigorous performance goals.	No Hedging/Pledging. We do not allow hedging or pledging of Company securities.
Equity Ownership Guidelines. We impose robust stock ownership guidelines on our executive officers.	Equity Ownership Guidelines. We do not count performance shares toward our stock ownership guidelines.
Clawback Policy. We must recover incentive compensation in various circumstances.	No Dividends on Unvested Performance Shares. We do not pay dividends on unvested performance shares unless the shares actually vest.
Independent Compensation Consultant. Our Compensation Committee uses the consulting firm of Gressle & McGinley, which is independent and provides no other services to the Company.	No Stock Options. We do not grant stock options.
Compensation Risk Assessment. We conduct an annual compensation risk assessment.	No Evergreen Provision. We have no evergreen provisions in our stock incentive plan.
External Advisor Compensation. We provide detailed disclosure of compensation paid by our advisor to our named executive officers.	No Perquisites. We do not provide our executive officers with any perquisites or retirement programs.
Consideration of Say-on-Pay Vote
At our 2023 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. More than 92% of the votes cast at our 2023 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2023 annual meeting of stockholders. The Compensation Committee reviewed the results of this advisory "say-on-pay" vote and considered it in determining specific award amounts granted to our named executive officers for 2023. The Compensation Committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.
Advisory Fee and Compensation Paid by the Advisor
Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2023 and the total 2023 compensation paid to our named executive officers:
•Under the terms of our advisory agreement, we incurred a total advisory fee of approximately $31.1 million to Ashford Inc., comprised of a base fee of approximately $14.0 million, approximately $8.4 million of reimbursable expenses inclusive of deferred cash compensation and equity-based compensation expense of approximately $8.8 million associated with equity grants of our common stock and LTIP units awarded to our executive officers and the officers and certain employees of Ashford Inc. and its aﬃliates.
•No speciﬁc portion of our advisory fee is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.
•For 2023, our named executive officers earned total cash compensation of approximately $5.1 million from Ashford Inc. based on amounts determined through the date hereof. This amount was comprised of an aggregate of approximately $2.2 million in salaries and an aggregate of approximately $2.9 million in cash bonuses. In addition, Ashford Inc. granted 56,614 restricted shares of common stock of Ashford Inc. with an aggregate grant date fair value of approximately $769,000 to our named executive officers.
•Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 30% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.
•The 2023 annual bonus program at Ashford Inc. took into account a variety of financial performance factors, including the level of attainment of budgeted revenue, budgeted adjusted EBITDA, liquidity levels and capital raising, as well as non-financial strategic goals related to investor outreach and loan refinancing.
2023 and 2024 Incentive Compensation Grant Decisions
The Compensation Committee believes that our named executive officers should have an ongoing stake in the long-term success of our business, and our incentive compensation program is intended to align our executives' interests with those of our stockholders, as well as to reward our executive officers for their performance on the Company's behalf. Under our incentive compensation program, the Compensation Committee determines the size of potential awards by officer based on a review of market pay levels, taking into consideration the size of our Company against our peers, as well as multiple other factors including, but not limited to, the Company's
2024 Proxy Statement 28

and each named executive officer's individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers' roles and responsibilities.
The SEC's rules require disclosure in the tables that follow this Compensation Discussion and Analysis of the equity awards that were granted to our named executive officers in 2023. However, this "2023 and 2024 Incentive Compensation Grant Decisions" section describes incentive compensation grants made to our named executive officers in March 2024 because the Company's long-term incentive compensation awards are granted to named executive officers in respect of their performance during the preceding year. For a discussion of awards made in 2023 (in respect of 2022 service), please refer to the "Executive Compensation" discussion contained in our 2023 proxy statement, filed with the SEC on March 28, 2023.
For our March 2024 awards based on 2023 performance, the size of the potential awards for our named executive officers was determined based on 2023 performance, historical compensation levels in the hospitality REIT sector (please refer to "-Review of Market Data for Peer Companies" below for further discussion of this analysis) and the recommendations of the Chairman in setting the awards for each individual named executive officer. 2023 performance was evaluated based on six business objectives established by the Board of Directors. The Board believes these objectives reflected the cyclicality of the industry in which we operate and evolving changes in market conditions and were appropriate to further align the interests of the named executive officers with the interests of our stockholders. The following table summarizes the six business objectives set by the Board of Directors for 2023, along with the actual results:
2023 Business Objectives

	Budget	Actual	Comment
Revenue	$744.8M	$739.3M	Missed by 0.7%
Adjusted EBITDAre*	$184.9M	$176.7M	Missed by 4.6%
Address all mortgage debt extension tests and final maturities in 2023			Achieved
Complete Ritz-Carlton Lake Tahoe Residences Sales & Marketing office			Achieved
Maintain liquidity of $50M**	$50.0M	$182.4M	Achieved
Conduct at least 200 interactions with investors / analysts consisting of calls, meetings and/or presentations	200	422	Achieved
*    For a reconciliation of EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA Flows (the change in Adjusted EBITDAre divided by the change in revenue) to a measure under generally accepted accounting principles ("GAAP") in the United States, see Annex A.
**    Cash & equivalents, restricted cash, marketable securities, due from related/third parties, and available credit facility.
Based on its review of 2023 performance, including the Company’s attainment of four of the six business objectives and the narrow shortfall on the revenue goal, the Committee determined to make deferred cash compensation awards to the named executive officers (as further described below) at approximately 80% of the level that might have been awarded had all six objectives been attained in full.
For 2024, the Company continued its reliance on deferred cash payments ("Deferred Cash Awards'') and determined, for 2024, to grant long-term incentive awards exclusively in that form in lieu of providing part of the award in the form of performance stock units ("PSUs") or performance LTIP Units ("Performance LTIPs"). 1/12th of the Deferred Cash Award vested upon grant, and the remaining 11/12ths will vest generally subject to continued service over the 11 calendar quarters first ending June 30, 2024 and thereafter. Previously granted PSUs and Performance LTIPs remain outstanding in accordance with their terms.
A summary of the Deferred Cash Awards granted in March 2024 to our named executive officers is as follows.

Deferred Cash Amount ($)
Richard J. Stockton	2,596,369
Deric S. Eubanks	1,147,717
Alex Rose	869,482
Mark L. Nunneley	660,806
LTIP Units
As noted above, the Company in the past has granted equity in the form of LTIP units. The LTIP units are a special class of partnership units in Braemar OP called "long-term incentive partnership units." Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of Braemar OP, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the typical treatment of time-vested restricted stock. (Note that distributions on Performance LTIPs accrue on unvested units and are paid in the form of additional common units of our operating partnership on the actual number of LTIP units that vest.) The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic
2024 Proxy Statement 29

parity with common units but can achieve such parity over time. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.
Subject to satisfaction of the applicable performance- or service-vesting requirements for the LTIP units or Performance LTIPs, the LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when the Company's stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of Braemar OP or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement for Braemar OP. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of a partnership interest. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when Braemar OP's assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of Braemar OP at the time a sale or deemed sale occurs, full economic parity would not be reached. Until and unless such economic parity is reached, the value that an executive will realize for vested LTIP units will be less than the value of an equal number of shares of our common stock.
Review of Market Data for Peer Companies
Incentive compensation grants for our named executive officers are determined based on a number of factors, including a periodic review of the compensation levels in the marketplace for similar positions. The Compensation Committee, with the assistance of Gressle & McGinley, our independent compensation consultant, annually undertakes such a review of competitive compensation compared to market, with a particular emphasis on market level of equity compensation.
Competitive pay data is used for reference only to gauge the marketplace for executive compensation in our industry. The Compensation Committee does not establish a specific target percentile of market for our executives and generally seeks to provide the compensation levels needed to retain our exceptional executive team and reward appropriately for performance.
The specific peers used to assess competitive pay include other hospitality REITs with similar assets. The hospitality REITs included in our assessment of competitive pay include: Chatham Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc.
Stock Ownership Guidelines
Our Corporate Governance Guidelines provide ownership guidelines for our executive officers. The guidelines state that the Chief Executive Officer should hold an amount of our common stock or other equity equivalent having a market value in excess of three times his annual base salary paid by our advisor in effect at the time of his appointment as Chief Executive Officer and each other executive officer should hold common stock or other equity equivalent having a market value in excess of one-and-one half times his annual base salary paid by our advisor in effect at the time of his appointment to such office. The guidelines provide that ownership of common units or LTIP units in our operating partnership constitute "common stock" for purposes of compliance with the guideline based on a conversion ratio of 1:1. Executive officers are expected to achieve compliance within four years of being appointed. Once an executive officer has met his or her guideline, he or she will not be considered to be out of compliance with the guideline as a result of stock price volatility. The Company calculates the minimum number of shares necessary to meet compliance with the guidelines, and that number of shares will be the number required to be held through the remaining term of an executive's tenure. Although an executive officer may not sell any common stock granted to them in connection with their service to the Company until the executive officer is in compliance with the guidelines, no executive officer is required to acquire shares on the open market (or is prohibited from selling shares acquired on the open market) in order to meet compliance with the guidelines. As of December 31, 2023, each of our named executive officers had stock ownership that met the guidelines or was within the grace period for satisfying the requirements.
Hedging and Pledging Policies
We maintain a policy that prohibits our directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Our policy also prohibits our directors and executive officers from engaging in speculation with respect to Company securities, and specifically prohibits our executives from engaging in any short-term, speculative securities transactions involving Company securities and engaging in hedging transactions.
Adjustment or Recovery of Awards
The Company has adopted a clawback policy as required by the Dodd-Frank Act, applicable SEC rules and stock exchange listing requirements. That policy was adopted in place of the Company’s previously existing clawback policy.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to its "covered employees," which generally include its chief executive officer, chief financial officer, its next three most highly compensated executive officers, and any individual who is (or was) a "covered employee" for any taxable year beginning after December 31, 2016.
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Our Company is structured such that compensation is not paid and deducted by the corporation, but at the Braemar OP level. Section 162(m)'s deduction limitation may apply to our distributive share of Braemar OP's deduction for compensation paid to covered employees. The deductibility of compensation is only one of a multitude of factors that we consider in establishing compensation, and we and our Compensation Committee believe that it is important to retain flexibility to award compensation to our employees that appropriately incentivizes their retention, encourages performance, and aligns with our stockholders' interests, even if the deductibility of that compensation is limited (whether under Section 162(m) or otherwise). We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.
Compensation Risk Assessment
The Compensation Committee has overall responsibility for overseeing the risks relating to our compensation policies and practices. The Compensation Committee uses its independent compensation consultant, Gressle & McGinley, to independently consider and analyze the extent, if any, to which our compensation policies and practices might create risks for the Company, as well as policies and practices that could mitigate any such risks. After conducting this review in 2023, the Compensation Committee has determined that none of our compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on our Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis disclosure with the Company's management, and based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Matthew D. Rinaldi, Chairman Candace Evans Rebeca Odino-Johnson
2024 Proxy Statement 31

Summary Compensation Table
The following table sets forth the fiscal 2023, 2022, and 2021 compensation paid to or earned by the Company's named executive officers.

Name and Principal Position	Year	Salary (1)	Stock Awards/LTIPs (2)	All Other Compensation (4)	Total
Richard J. Stockton	2023	$—	$833,875	$1,163,830	$1,997,705
President and Chief Executive Officer	2022	$—	$1,232,106	$422,556	$1,654,662
	2021	$—	$2,454,338	$—	$2,454,338
Deric S. Eubanks	2023	$—	$419,773	$588,753	$1,008,526
Chief Financial Officer	2022	$—	$594,684	$203,949	$798,633
	2021	$—	$1,570,772	$—	$1,570,772
Alex Rose (3)	2023	$—	$318,012	$373,755	$691,767
Executive Vice President, General Counsel and Secretary	2022	$—	$239,794	$82,237	$322,031
Mark L. Nunneley	2023	$—	$241,689	$339,974	$581,663
Former Chief Accounting Officer	2022	$—	$345,295	$118,421	$463,717
	2021	$—	$916,286	$—	$916,286
(1)We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and its subsidiaries equity-based (and, for 2023 and 2022, certain cash-based incentive compensation) awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of either our Company or Ashford Trust. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.
(2)Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSU awards, and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. See notes 2, 11 and 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in the valuation of stock-based awards. With respect to the PSUs and Performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the Performance LTIPs and the PSUs issued to the named executive officers in 2023 assuming maximum performance is achieved. The grant date fair value of the Performance LTIPs and PSUs assuming target performance is one-half of the amount shown in the table below.

Name	At Maximum
Richard J. Stockton	$1,667,751
Deric S. Eubanks	$839,547
Alex Rose	$636,024
Mark L. Nunneley	$483,378
(3)Mr. Rose first became an NEO in 2022.
(4)Represents payments for 2023 and 2022 under deferred cash awards granted by the Company in 2023 and 2022, which provide for potential payments over three years.
2024 Proxy Statement 32

2023 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1) (#)			All Other Equity Awards: Number of Shares of Stock or LTIPs	Grant Date Fair Value of Equity Awards (2)
		Threshold	Target	Maximum
Richard J. Stockton	3/3/2023	88,148	176,295	352,590	—	$833,875
Deric S. Eubanks	3/3/2023	44,374	88,747	177,494	—	$419,773
Alex Rose	3/3/2023	33,617	67,233	134,466	—	$318,012
Mark L. Nunneley	3/3/2023	25,549	51,097	102,194	—	$241,689
(1)Amounts represent the threshold, target, and maximum number of PSUs or performance LTIPs, at the election of the recipient, pursuant to the March 2023 equity awards for 2022 performance. Subject to forfeiture and the achievement of the applicable performance-based vesting criteria, these awards will vest on December 31, 2025.
(2)Computed in accordance with FASB ASC Topic 718, excluding the effect of forfeitures and assuming the target level of achievement.
2024 Proxy Statement 33

Outstanding Equity Awards at 2023 Fiscal Year End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2023:

Name	Number of Service-Based Equity Awards That Had Not Vested at December 31, 2023		Market Value of Service-Based Equity Awards That Had Not Vested at December 31, 2023 (1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2023		Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2023(1)
Richard J. Stockton	30,255	(2)	$75,638	—		$—
	28,076	(3)	$70,190	—		$—
	—		$—	104,593	(4)	$261,483
	—		$—	88,148	(5)	$220,369
Deric S. Eubanks	19,364	(2)	$48,410	—		$—
	17,969	(3)	$44,923	—		$—
	—		$—	50,483	(4)	$126,206
	—		$—	44,374	(5)	$110,934
Alex Rose	—		$—	20,356	(4)	$50,890
	—		$—	33,617	(5)	$84,041
Mark L. Nunneley	11,296	(2)	$28,240	—		$—
	10,482	(3)	$26,205	—		$—
	—		$—	29,312	(5)	$73,280
	—		$—	25,549	(5)	$63,871
(1)Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 29, 2023 of $2.50.
(2)These restricted shares or LTIPs were granted on March 15, 2021 with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third vested on March 15, 2023; and the remaining one-third vested on March 15, 2024.
(3)These restricted shares or LTIPs were granted on May 11, 2021 with an initial vesting term of three years. One-third of the awards initially granted vested on March 15, 2022; one-third vested on March 15, 2023; and the remaining one-third vested on March 15, 2024.
(4)These PSU awards or Performance LTIPs were granted on March 15, 2022 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31,2024. Amount reflects the threshold payout level, which is 50% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.
(5)These PSU awards or Performance LTIPs were granted on March 3, 2023 and assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2025. Amount reflects the threshold payout level, which is 50% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.
2024 Proxy Statement 34

Equity Awards Vested in Fiscal Year 2023
The following table provides information concerning equity awards granted by us that vested during 2023. None of the named executive officers hold any stock option awards.

Name	Stock Awards: Number of Equity Awards Acquired on Vesting	Value Realized on Vesting (1)(2)
Richard J. Stockton	472,188	$1,328,337
Deric S. Eubanks	298,099	$832,174
Alex Rose	—	$—
Mark L. Nunneley	174,237	$486,950
(1)This amount includes common stock and also vested LTIP units based upon the market value of our common stock upon vesting. Because of the nature of LTIP units, the actual value upon vesting, if any, may have been less, and the actual amount realized won't be determinable until the units are redeemable.
(2)This amount includes common stock and LTIPs that were issued as fully vested equity pursuant to the vesting of the 2021 PSU and PLTIP awards. Additionally, it includes the common stock and common unit DERs that were issued based the VWAP over 20 consecutive trading days starting from the vesting date.
Pension Benefits
We do not provide pension or retirement benefits to our named executive officers.
Nonqualified Deferred Compensation
Our named executive officers have not received any nonqualified deferred compensation.
Potential Payments Upon Termination of Employment or Change of Control
We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan and the award agreements issued thereunder (which, for our executive officers, incorporate by reference certain acceleration of vesting provisions contained in the employment agreements that each executive officer has entered into with our advisor).
Generally, our equity awards (other than performance awards) and our deferred cash awards will fully vest upon (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without "cause" (as defined therein) or by the named executive officer for "good reason" (as defined therein); or (iii) the termination without "cause" or resignation for any reason of the named executive officer as an employee or consultant of the Company or an affiliate within one year from the effective date of a change of control of the Company.
The PSUs and Performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon: (i) the termination or removal of the named executive officer as an employee of the Company by the Company without "cause" (including a termination of the advisory agreement with our advisor) or by the named executive officer for "good reason"; (ii) the death or disability of the named executive officer; (iii) a change of control of the Company; (iv) a change of control of our advisor, if such change of control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor; and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or Performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).
For the purposes of the plan, the following definitions apply:
"Cause" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, "cause" generally means, in some cases subject to cure rights, the named executive officer's:
(i)conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any oﬃces held by the named executive oﬃcer pursuant to the employment agreement, so long as any act or omission of the named executive oﬃcer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor's board of directors);
(ii)willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises;
(iii)willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor;
(iv)gross negligence or willful misconduct in the performance of duties;
(v)willful commission of an act of dishonesty resulting in material economic or ﬁnancial injury to our advisor or any entity that it advises, or willful commission of fraud;
2024 Proxy Statement 35

(vi)chronic absence from work for reasons other than illness; or
(vii)in the case of Mr. Eubanks, certain other acts or omissions, including without limitation a failure to cooperate with certain investigations or willful conduct that has or could reasonably be expected to have a material adverse effect on our advisor or any entity that it advises or on his ability to function in his assigned role.
A "change of control" of the Company is deemed to have occurred when:
(i)any person other than (A) the Company or any of its subsidiaries, (B) any employee beneﬁt plan of the Company or any of its subsidiaries, (C) Ashford Inc. or an aﬃliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an oﬀering of such securities, becomes the beneﬁcial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;
(ii)the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;
(iii)the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(iv)individuals who, as of the eﬀective date of the 2013 Equity Incentive Plan, constituted our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the eﬀective date whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of oﬃce occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.
"Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, "good reason" generally means:
(i)the assignment to the named executive oﬃcer of any duties, responsibilities, or reporting requirements inconsistent with his or her position, or any material diminishment of the named executive officer's duties, responsibilities, or status;
(ii)a reduction by our advisor in the named executive officer's base salary or target bonus;
(iii)the requirement that the principal place of business at which the named executive oﬃcer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or
(iv)any material breach by the advisor of the employment agreement.
The following table sets forth the value of the equity and deferred cash awards held by the Company's named executive officers as of December 31, 2023 whose vesting would accelerate in the circumstances described above, assuming a common stock value of $2.50 per share, the closing share price of the common stock as of December 29, 2023, and, as applicable, that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level. The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.

Name	Change in Control (No Termination) (1)	Involuntary Termination from Advisor, Death, Disability and Non-Renewal of Employment Agreement(1)
Richard J. Stockton	$1,486,668	$3,537,598
Deric S. Eubanks	$726,693	$1,793,582
Alex Rose	$269,863	$935,135
Mark L. Nunneley	$420,863	$1,036,835
(1)    Values assume that the outstanding performance-based awards are paid out at the target level, other than the performance LTIPs, which assume the maximum level.
Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer's compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because we do not have any employees.
2024 Proxy Statement 36

Pay Versus Performance Disclosure

Year	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid (5) to PEO	Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid (5) to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) Attributable to Common Stockholders (in thousands)	Adjusted EBITDAre (in thousands) (1)
					Total Stockholder Return	Peer Group (4) Total Stockholder Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$1,997,705	$108,998	$760,652	$127,461	$30.35	$94.80	$(74,040)	$176,748
2022	$1,654,662	$1,656,914	$528,127	$543,101	$46.88	$76.50	$(10,696)	$172,408
2021	$2,454,338	$2,446,288	$1,497,143	$1,547,429	$57.11	$90.32	$(40,004)	$87,465
2020	$495,423	$(1,288,688)	$229,486	$(483,842)	$51.62	$76.40	$(115,481)	$(4,535)
(1)For a reconciliation of Adjusted EBITDAre to a measure under GAAP in the United States, see Annex A.
(2)Mr. Stockton was PEO in 2023, 2022, 2021 and 2020.
(3)2023: Messrs. Rose, Eubanks and Nunneley; 2022: Messrs. Rose, Eubanks and Nunneley; 2021: Messrs. Robert G. Haiman, Eubanks, Nunneley and Welter; 2020: Messrs. Haiman, Eubanks, Welter and J. Robison Hays, III.
(4)FTSE NAREIT Lodging & Resorts Index.
(5)Compensation Actually Paid is the summary compensation table total for the PEO (column (b) above) and average summary compensation table total for the Non-PEO NEOs (column (d) above), as applicable, with the following adjustments to the value of equity adjusted for 2023 as follows pursuant to Item 402(v)(2)(iii)(C) of Regulation S-K:

	PEO	Non-PEO NEOs
	2023	2023
Summary Compensation Table Total	$1,997,705	$760,652
SCT Reversal	$(833,875)	$(326,491)
New awards outstanding	$396,664	$155,308
Change in value of prior-year awards	$(856,396)	$(275,089)
New awards vested during the year	$—	$173,780
Vested prior-year awards	$(606,766)	$(364,640)
Forfeitures	$—	$—
Dividends	$11,666	$3,941
Compensation Actually Paid	$108,998	$127,461
Relationship Between Compensation Actually Paid (CAP) and Financial Performance Measures in the Pay Versus Performance Table

2024 Proxy Statement 37

Total Shareholder Return is calculated assuming a $100 investment in the Company at the beginning of the period, calculated through the end of the applicable year shown based on the Company's share price and assuming the reinvestment of any dividends during the applicable measurement period.

Tabular List of Financial Performance Measures
The following financial performance measures in our assessment represent the three most important performance measures used by us to link company performance to the compensation actually paid to the applicable named executive officer for 2023.
1.Adjusted EBITDAre
2.Revenue
3.EBITDA Flow
2024 Proxy Statement 38

PROPOSAL NUMBER TWO-ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
We are providing stockholders an opportunity to cast a non-binding advisory vote on executive compensation (sometimes referred to as "say-on-pay"). This proposal allows the Company to obtain the views of stockholders on the design and effectiveness of our executive compensation program. Your advisory vote will serve as an additional tool to guide the Compensation Committee and our Board in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders.
Section 14A of Exchange Act and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. We must provide this opportunity to our stockholders at least once every three years; however, following the recommendation of our stockholders, our Board has chosen to hold this vote every year.
In deciding how to vote on this proposal, the Board encourages you to read the Executive Compensation section of this proxy statement. The Board recommends that stockholders vote "FOR" approval of the following resolution:
"RESOLVED, that the Company's stockholders hereby approve, on an advisory basis, the compensation of the named executive officers of Braemar Hotels & Resorts Inc. as disclosed in the Company's proxy statement for the 2024 annual meeting of stockholders, in accordance with the SEC's compensation disclosure rules."
Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our Board. However, the Compensation Committee will take into account the outcome of this advisory vote when considering future executive compensation decisions.
The Board unanimously recommends a vote FOR approval of Proposal Number Two, advisory approval of our executive compensation.
2024 Proxy Statement 39

PROPOSAL NUMBER THREE-RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT AUDITOR
We are asking our stockholders to ratify our Audit Committee's appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024. BDO USA, P.C. has served as the Company's auditor since 2015. Stockholder ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, P.C. to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, P.C. since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

Audit Committee Report
The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our Company's consolidated financial statements, our Company's compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company's independent registered public accounting firm's qualifications and independence, the performance of our Company's internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.
Our Company's management is primarily responsible for our Company's internal control and financial reporting process. Our Company's independent registered public accounting firm, BDO USA, P.C., is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting. The Audit Committee monitors Braemar's financial reporting process and reports to the Board on its findings.
In this context, the Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated ﬁnancial statements of the Company as of and for the year ended December 31, 2023 with our Company's management and BDO USA, P.C., the Company's independent registered public accounting firm.
2.The Audit Committee has discussed with the independent registered public accounting ﬁrm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the "PCAOB").
3.The Audit Committee has received from the independent registered public accounting ﬁrm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting ﬁrm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
4.Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated ﬁnancial statements of the Company as of and for the year ended December 31, 2023 be included in Braemar's Annual Report on Form 10-K for the ﬁscal year ended December 31, 2023, for filing with the SEC.
The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE Kenneth H. Fearn, Jr., Chair Rebeca Odino-Johnson Abteen Vaziri
2024 Proxy Statement 40

Auditor Fees
Services provided by BDO USA, P.C. included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2023 and 2022, aggregate fees incurred related to our principal accountants BDO USA, P.C. consisted of the following:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$864,000	$793,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$864,000	$793,000
"Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.
"Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.
"Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.
"All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit- Related Fees or Tax Fees.
Representatives of BDO USA, P.C. will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The Board unanimously recommends a vote FOR approval of Proposal Number Three, the ratification of the appointment of BDO USA, LLP as our independent auditor for the fiscal year ending December 31, 2024.
2024 Proxy Statement 41

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of May 2, 2024 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of May 2, 2024, we had an aggregate of 84,377,828 shares of voting stock outstanding, consisting of 66,477,431 shares of our common stock, 16,159,760 shares of our Series E Preferred Stock and 1,740,637 shares of our Series M Preferred Stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Security Ownership of Management and Directors

	Common Stock			Series E Preferred Stock		Series M Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Monty J. Bennett	321,318	(3)	*	44,444	*	—	*
Richard J. Stockton	230,247		*	—	*	—	*
Deric S. Eubanks	290,532		*	—	*	—	*
Mark L. Nunneley	434,822		*	18,000	*	—	*
Alex Rose	—		*	—	*	—	*
Stefani D. Carter	82,421		*	—	*	—	*
Candace Evans	33,292		*	1,221	*	—	*
Kenneth H. Fearn, Jr.	70,626		*	—	*	—	*
Rebeca Odino-Johnson	14,925		*	—	*	—	*
Matthew D. Rinaldi	91,764		*	4,444	*	—	*
Abteen Vaziri	46,940		*	—	*	—	*
All directors and executive officers as a group (11 persons)	1,182,672		1.8%	51,220	*	—	*
*    Denotes less than 1.0%
(1)Ownership includes common units of Braemar OP issued in connection with our spin-oﬀ from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of May 2, 2024 but excludes any LTIP units (including Performance LTIPs) issued subsequent to May 2, 2024 or that have not yet achieved economic parity or PSUs, LTIP units or Performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.
(2)In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.
(3)Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.
2024 Proxy Statement 42

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of May 2, 2024 regarding the ownership of our equity securities by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock, our Series E Preferred Stock or Series M Preferred Stock, by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar's common stock.

	Common Stock		Series E Preferred Stock		Series M Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	9,963,188 (2)	15.0%	—	*	—	*
Al Sham Investments Limited	6,563,000 (3)	9.8%	—	*	—	*
Zazove Associates, LLC	6,701,446 (4)	9.68%	—	*	—	*
The Vanguard Group	3,399,117(5)	5.15%	—	*	—	*
(1)As of May 2, 2024, there were outstanding and entitled to vote 66,477,431 shares of common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.
(2)Based on information provided by BlackRock, Inc. in a Schedule 13G ﬁled with the SEC on January 22, 2024. Per such Schedule 13G, BlackRock, Inc. has sole voting power over 9,223,186 shares and sole dispositive power of all of such shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)Based on information provided by Al Shams Investments Limited in a Schedule 13G ﬁled with the SEC on February 14, 2023. Per such Schedule 13G, Al Shams Investments Limited has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Al Shams Investments Limited is 5B Waterloo Lane, Pembroke HM 08, Bermuda.
(4)Based on information provided by Zazove Associates, LLC in a Schedule 13G ﬁled with the SEC on January 10, 2024. Per such Schedule 13G, Zazove Associates, LLC has sole voting power over all of such shares and sole dispositive power of all of such shares. The principal business address of Zazove Associates, LLC is 1001 Tahoe Blvd., Incline Village, NV 89451.
(5)Based on information provided by The Vanguard Group in a Schedule 13G ﬁled with the SEC on February 13, 2024. Per such Schedule 13G, The Vanguard Group has shared voting power of 29,625 shares, sole dispositive power of 3,345,921 shares and shared dispositive power of 53,196 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
Delinquent Section 16(a) Reports
Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended 2023 the Company's officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).
2024 Proxy Statement 43

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related person had or will have a direct or indirect material interest.
A "related person" means: (i) any director, director nominee or executive officer of the Company; (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction; (iii) any immediate family member of either of the foregoing; or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.
Conflict of Interest Policies
We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and approved only by independent Board members.
Because we could be subject to various conflicts of interest arising from our relationships with Ashford Trust and Ashford Inc., including its subsidiaries Premier, Remington Hospitality and Ashford LLC, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of our Board of Directors be independent directors, and our Corporate Governance Guidelines require that two-thirds of our Board of Directors be independent directors at all times that we do not have an independent chairman.
Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Ashford Trust or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.
Additionally, our Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual's private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.
Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.
Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.
Our Relationship and Agreements with Ashford Inc. and its Subsidiaries
We are advised by Ashford Inc. and its subsidiary, Ashford LLC. Pursuant to the advisory agreement, Ashford Inc. and Ashford LLC serve as our advisor and are responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board of Directors. Ashford Inc. and Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.
Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of May 2, 2024, Mr. Monty J. Bennett may be deemed to beneficially own approximately 3,269,707 shares of Ashford Inc.'s common stock (consisting of common stock, vested LTIPs achieving parity with the common units, vested options and Class 2 LTIPs to purchase common stock, and common units in Ashford Inc.'s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.'s common stock on a one-for-one basis, and inclusive of approximately 2,095,127 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 9,279,300 shares of Ashford Inc.'s Series D Cumulative Convertible Preferred Stock (the "Series D Convertible Preferred Stock"), along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series D Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series D Convertible Preferred Stock (which is $25) divided by $117.50. In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 54.4% of Ashford Inc.'s common stock.
2024 Proxy Statement 44

As of May 2, 2024, Mr. Monty J. Bennett's father, Mr. Archie Bennett, Jr., is deemed to beneficially own approximately 2,265,782 shares of Ashford Inc.'s common stock (consisting of common stock and common units in Ashford Inc.'s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.'s common stock on a one-for-one basis, inclusive of approximately 2,140,284 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 9,479,300 shares of Ashford Inc.'s Series D Convertible Preferred Stock, along with all unpaid accrued and accumulated dividends thereon, beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 40.7% of Ashford Inc.'s common stock.
All of our named executive officers are executive officers or employees of Ashford Inc. (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Inc.), and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of May 2, 2024, our directors and named executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett's father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 495,304 shares of Ashford Inc.'s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 13.4% of Ashford Inc.'s common stock.1
The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.
Our Board of Directors has the authority to make annual cash and equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-executive directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. In March 2024, we awarded deferred cash awards to certain Ashford Inc.'s executives valued at approximately $8.1 million and deferred cash awards to Ashford Inc.'s non-executive employees valued at approximately $2.9 million.
Advisory Agreement
Ashford LLC, a subsidiary of Ashford Inc., acts as our advisor (the "Advisor"). Our advisory agreement with the Advisor has an initial ten-year term, which expires on January 24, 2027. The advisory agreement is automatically renewed for successive ten-year terms after its expiration unless terminated either by us or the Advisor. The Advisor is entitled to receive from us, on a monthly basis, a base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the Enhanced Return Funding Program Agreement (as defined below), commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to the Advisor in respect of hotel properties that we have sold. The Advisor may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the year ended December 31, 2023, we paid to the Advisor a base fee of approximately $14.0 million and incentive fee of $0.

On January 15, 2019, we entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement with the Advisor (the "Enhanced Return Funding Program Agreement") pursuant to which Ashford Inc. agreed to provide funding to us in connection with our acquisition of hotels recommended by Ashford Inc. in exchange for furniture, fixtures and equipment ("FF&E").The Enhanced Return Funding Program Agreement terminated on January 15, 2022.
In addition, the Advisor is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by the Advisor or its affiliates on our behalf or in connection with the services provided by the Advisor pursuant to the advisory agreement, which includes our pro rata share of the Advisor's office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2023, we reimbursed the Advisor. for expenses paid or incurred on our behalf totaling approximately $8.4 million.
If the Advisor performs services for us outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. The Advisor is also entitled to receive a termination fee from us under certain circumstances upon the termination of the advisory agreement, and upon certain events that result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay the Advisor or its subsidiaries a termination fee equal to the greater of:
•(i) 12 multiplied by (ii) the sum of (A) the Advisor’s net earnings for the 12-month period ending on the last day of the ﬁscal quarter preceding the termination date of our advisory agreement ("LTM Period") and (B) to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement;
•(i) the quotient of (A) the Advisor’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) the Advisor's Adjusted EBITDA (as deﬁned in the Advisor's Form 10-Q and Form 10-K ﬁled with the SEC following the end of each ﬁscal quarter or ﬁscal year, as applicable) for the LTM Period, multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory
2024 Proxy Statement 45

agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement; and
•the simple average, for the three years preceding the ﬁscal year in which the termination fee is due, of (i) the quotient of (A) the Advisor’s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) the Advisor's Adjusted EBITDA for the LTM Period multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement.
Additionally, pursuant to our charter, we are required to nominate persons designated by the Advisor as candidates for election as directors at any stockholders meeting at which directors are to be elected, such that the Advisor’s designees constitute as nearly as possible 29% of our Board of Directors, in all cases rounding to the next larger whole number, for so long as the advisory agreement is in effect.
On September 27, 2022, an agreement was entered into by Ashford Inc., Ashford Trust and Braemar pursuant to which the Advisor is to implement the REITs’ cash management strategies. This will include actively managing the REITs excess cash by primarily investing in short-term U.S. Treasury securities. The annual fee is equal to the lesser of (i) 20 bps of the average daily balance of the funds managed by the advisor and (ii) the actual rate of return realized by the cash management strategies; provided that in no event will the cash management fee be less than zero. The fee is payable monthly in arrears.
On March 10, 2022, the Company entered into a Limited Waiver Under Advisory Agreement (the “2022 Limited Waiver”) with Braemar OP, Braemar TRS and the Advisor. The current advisory agreement (i) allocates responsibility for certain employee costs between the Company and the Advisor and (ii) permits the Company's board of directors to issue annual equity awards in the Company or Braemar OP to employees and other representatives of the Advisor based on achievement by the Company of certain financial or other objectives or otherwise as the Company's board of directors sees fit. Pursuant to the 2022 Limited Waiver, the Company, Braemar OP, Braemar TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit its ability, in its discretion and at the Company's cost and expense, to award during the first and second fiscal quarters of calendar year 2022 cash incentive compensation to employees and other representatives of the Advisor.
On March 2, 2023, the Company entered into a separate Limited Waiver Under Advisory Agreement (the “2023 Limited Waiver”) with Braemar OP, Braemar TRS and the Advisor. Pursuant to the 2023 Limited Waiver, the Company, Braemar OP, Braemar TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit its ability, in its discretion and at the Company's cost and expense, to award during the first and second fiscal quarters of calendar year 2023 cash incentive compensation to employees and other representatives of the Advisor.
On March 11, 2024, the Company entered into a Limited Waiver Under Advisory Agreement (the “2024 Limited Waiver”) with Braemar OP, Braemar TRS and the Advisor. Pursuant to the 2024 Limited Waiver, the Company, Braemar OP, Braemar TRS and the Advisor waived the operation of any provision in the advisory agreement that would otherwise limit its ability, in its discretion and at the Company’s cost and expense, to award during calendar year 2024 cash incentive compensation to employees and other representatives of its advisor.
Lismore Agreement
On March 20, 2020, the Company entered into an agreement with Lismore Capital II LLC ("Lismore"), a subsidiary of Ashford Inc., to engage Lismore to seek modifications, forbearances or refinancings of the Company's loans (the "Lismore Agreement"). Pursuant to the Lismore Agreement, Lismore was obligated, during the agreement term, (which commenced on March 20, 2020 to negotiate the refinancing, modification or forbearance of the existing mortgage and mezzanine debt on the Company's hotels and secured revolving credit facility. The Lismore Agreement was terminated effective March 20, 2021, though the Company continued to pay Lismore certain fees during the year ended December 31, 2023.
In connection with the services provided by Lismore, Lismore was entitled to be paid an advisory fee (the "Advisory Fee") of up to 50 basis points (0.50%) of the aggregate amount of the modifications, forbearances or refinancings of the Company's mortgage and mezzanine debt and its secured revolving credit facility (the "Financing"), calculated and payable as follows: (i) 12.5 basis points (0.125%) of the aggregate amount of potential Financings upon execution of the Lismore Agreement; (ii) 12.5 basis points (0.125%) payable in six equal installments beginning April 20, 2020 and ending on September 20, 2020; provided, however, in the event the Company did not complete, for any reason, Financings during the term of the Lismore Agreement equal to or greater than $1,091,250,000, then the Company shall offset, against any fees owed by the Company or its affiliates pursuant to the Advisory Agreement, a portion of the fee paid by the Company to Lismore equal to the product of (x) the amount of Financings completed during the term of the Lismore Agreement minus $1,091,250,000 multiplied by (y) 0.125%; and (iii) 25 basis points (0.25%) payable upon the acceptance by the applicable lender of any Financing.
Upon entering into the agreement with Lismore, the Company made a payment of $1.4 million. No amount of this payment can be clawed back. The Company paid approximately $1.4 million related to periodic installments of which $683,000 was expensed in accordance with the agreement. The remaining $681,000 was set off against the cash payment of the base advisory fee per the agreement upon contract termination in March 2021. Further, the Company paid approximately $1.4 million in success fees in connection with signed forbearance or other agreements. In total the Company paid approximately $4.1 million under the Lismore Agreement.
On May 26, 2021, the Company entered into a separate agreement with Lismore to negotiate, on the Company's behalf, one or more modifications to the terms of the approximately $50 million mortgage loan assumed by the Company (or one of its subsidiaries) in
2024 Proxy Statement 46

connection with the Company's acquisition of the Mr. C Beverly Hills Hotel in Los Angeles, California. Upon closing of the Company's acquisition of the hotel on August 5, 2021, the Company paid Lismore a fee of $150,000.
In connection with the closing of the Four Seasons Resort Scottsdale mortgage loan in December 2022, the Company paid Lismore a fee of approximately $750,000.
During 2023, we entered into various agreements with Lismore to seek modifications or refinancings of certain mortgage debt of the Company. For the year ended December 31, 2023, we incurred fees of approximately $2.46 million from Lismore or its subsidiaries.
Project Management Agreement
In connection with Ashford Inc.'s August 8, 2018 acquisition of Premier, we entered into a project management agreement with Premier pursuant to which Premier provides construction management, interior design, architecture, and the purchasing, expediting, warehousing, freight management, installation and supervision of property and equipment and related services. Pursuant to the project management agreement, we pay Premier: (a) project management fees of up to 4% of project costs; and (b) for the following services as follows: (i) architectural (6.5% of total construction costs); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of the FF&E designed or selected by Premier); and (iv) FF&E purchasing (8% of the purchase price of FF&E purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the purchasing fee is reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year). On March 20, 2020, we amended the project management agreement to provide that Premier's fees shall be paid by the Company to Premier upon the completion of any work provided by third party vendors to the Company. For the year ended December 31, 2023, the amount of design and construction service fees we paid to Premier was approximately $11.6 million. Additionally, there were other reimbursed expenses related to fixed asset accounting services of approximately $1.0 million.
In February 2024, we amended the project management agreement to provide that Premier's fees shall be payable monthly as the service is delivered based on percentage complete, as reasonably determined by Premier for each service, or payable as set forth in other agreements. In March 2024, we awarded Deferred Cash Awards to Premier's employees valued at approximately $437,000.
Project Management Mutual Exclusivity Agreement
Also, in connection with Ashford Inc.'s August 8, 2018 acquisition of Premier, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either: (i) unanimously vote not to engage Premier; or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better. Pursuant to the mutual exclusivity agreement, we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria.
Hotel Management Agreement
Our operating partnership previously entered into a master management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with hotel management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.'s August 8, 2018 acquisition of Premier, our operating partnership and Remington Lodging entered into an amended and restated hotel management agreement with respect to hotel management. Under our amended and restated hotel management agreement with Remington Lodging, Remington Lodging provides hotel management services to three of our hotels, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures) and related services. In connection with Ashford Inc.'s November 6, 2019 acquisition of Remington Lodging, Remington Hospitality became a subsidiary of Ashford Inc., and the master hotel management agreement between our operating partnership and Remington Hospitality remains in effect. From and after November 6, 2019, pursuant to the hotel management agreement, we paid Remington Hospitality hotel management fees and other fees.
We pay monthly hotel management fees equal to the greater of approximately $17,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues as well as annual incentive management fees, if certain operational criteria were met and other general and administrative expense reimbursements primarily related to accounting services. Pursuant to the terms of a letter agreement dated March 13, 2020, in order to allow Remington Hospitality to better manage its corporate working capital and to ensure the continued efficient operation of our hotels, we agreed to pay the base fee and to reimburse all expenses on a weekly basis for the preceding week, rather than on a monthly basis. The letter agreement went into effect on March 13, 2020 and will continue until terminated by us.
For the year ended December 31, 2023, the amount of hotel management fees incurred by us to Remington Hospitality was approximately $2.5 million, which includes approximately $2.5 million of base management fees and $0 incentive fees. Additionally, there were other reimbursed expenses of approximately $1.4 million. In March 2024, we awarded Deferred Cash Awards to Remington Hospitality's employees valued at approximately $695,000.
Hotel Management Mutual Exclusivity Agreement
Further, we and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Hospitality and our Chairman, Mr. Monty J. Bennett, and his father, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to
2024 Proxy Statement 47

purchase lodging investments identified by Remington Hospitality that do not meet the investment criteria of Ashford Trust. We also agreed to hire Remington Hospitality or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Hospitality, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Hospitality because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hospitality or that another manager or developer could perform the duties materially better.
Cash Management Strategy with Ashford Inc.
In September 2022, given the recent increases in interest rates on short-term U.S. Treasury securities, the independent members of our board of directors approved the engagement of Ashford Inc. to actively manage and invest the Company's excess cash in short-term U.S. Treasury securities (the "Cash Management Strategy"). As consideration for the Advisor's services under this engagement, the Company will pay the Advisor an annual fee equal to the lesser of (i) 20 basis points (0.20%) of the average daily balance of the Company's excess cash invested by the Advisor and (ii) the actual rate of return realized by the Cash Management Strategy (the "Cash Management Fee"); provided that in no event will the Cash Management Fee be less than zero. The Cash Management Fee will be calculated and payable monthly in arrears. Investment of the Company's excess cash pursuant to the Cash Management Strategy commenced in October 2022. In 2023, the Company paid the Advisor a Cash Management Fee of $117,000.

Agreement with Warwick Insurance Company

On November 30, 2023, the Related Party Transactions Committee approved us to procure a casualty insurance policy from Warwick Insurance Company, LLC (“Warwick”), an insurance subsidiary of Ashford Inc., which is licensed by the Texas Department of Insurance. The workers comp and general liability policies are effective December 19, 2023. All other policies became effective beginning December 19, 2023.

Pursuant to our hotel management agreements with each hotel management company, we bear the economic burden for casualty insurance coverage. Under our advisory agreement, Ashford Inc. secures casualty insurance policies to cover us, Ashford Trust, Stirling REIT OP, LP (“Stirling OP”), their hotel managers, as needed, and Ashford Inc. The total loss estimates included in such policies are based on the collective pool of risk exposures from each party. Ashford Inc. has managed the casualty insurance program and beginning in December 2023, Warwick provides and manages the general liability, workers’ compensation and business automobile insurance policies within the casualty insurance program. Each year Ashford Inc. collects funds from us, Ashford Trust, Stirling OP and their respective hotel management companies, to fund the casualty insurance program as needed, on an allocated basis.

Master Services Agreement

On June 5, 2023, the board of directors unanimously approved the Company's use of Ashford Inc.'s non-exclusive master services agreement partnerships with Evolution Parking and Guest Services and Parking Management Company as preferred parking vendors for the Company. The agreement has a three-year initial term with two three-year extension options. Ashford Inc. will receive a one-time bonus of $85,000 and annual rebate of $54,000.
Ashford Inc. Interest in Certain Entities
The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2023 with which we or our hotel properties contracted for products and services (other than advisory services pursuant to the advisory agreement), the approximate amounts paid by us for those services, Ashford Inc.'s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies' boards, such board seats being filled by directors or officers of us and/or directors, officers or employees of Ashford Inc.
2024 Proxy Statement 48

Company name	Product or Service	Amounts Paid by/(Retained by) us for Product or Service in 2023	Ashford Inc. Interest	Ashford Inc. Board Seats/Board Seats Available
OpenKey(1)	Mobile key app	$41,000	77%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$149,000	70%	2/3
Lismore Capital(3)	Debt placement and related services	$2,426,000	100%	N/A
INSPIRE(4)	Audio visual services	$(4,165,000)	100%	N/A
RED Hospitality & Leisure	Watersports, ferry and excursion services	$427,000	100%	2/3
Ashford LLC	Insurance claims services	$3,000	100%	N/A
Premier(5)	Design and construction services	$12,652,000	100%	N/A
Remington Hospitality(6)	Hotel management services	$3,913,000	100%	N/A
Real Estate Advisory Holdings LLC	Debt placement/real estate brokerage	$—	30%	1/3
Ashford Securities LLC(7)	Broker/dealer and dealer manager fees	$6,385,000	100%	2/2
Ashford LLC(8)	Casualty insurance	$21,000	100%	N/A
(1)As of December 31, 2023, Ashford Trust held a 15.1% noncontrolling interest in OpenKey, Inc. ("OpenKey"), and Braemar held a 7.9% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and Braemar loaned $2.9 million, $0 and $238,000, respectively, to OpenKey during the year ended December 31, 2023. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its aﬃliates may designate one member of the board of directors of OpenKey, and the holders of a majority of OpenKey's Voting Series A Preferred Stock not held by any aﬃliate of Ashford Inc. may appoint an additional director. On March 9, 2021, Ashford Inc. acquired all of the redeemable noncontrolling interest's shares in OpenKey for a purchase price of approximately $1.9 million. As a result of the acquisition, Ashford Inc.'s ownership in OpenKey increased to 75.4% with the remainder held by noncontrolling interest holders, including 16.7% and 7.8% owned by Ashford Trust and Braemar, respectively.
(2)On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC (" Pure Wellness"), a New York limited liability company that provides hypoallergenic premium room products and services to hotels and other venues, including hotels owned by us and our affiliates.
(3)Lismore Capital II LLC ("Lismore Capital") a wholly-owned subsidiary of our advisor, provides debt placement and loan reﬁnancing, modiﬁcation and forbearance services to aﬃliates of Ashford Trust, Braemar and third parties.
(4)On November 1, 2017, a subsidiary of Ashford Inc. acquired an 85% controlling interest in a privately held company that conducts the business of Inspire Event Technologies Holdings, LLC (f/k/a Presentation Technologies LLC; "INSPIRE") in the United States, Mexico, and the Dominican Republic. On March 1, 2019, INSPIRE acquired a privately-held company that conducts the business of BAV Services in the United States (" BAV") for approximately $9.0 million excluding contingent consideration and transaction costs. BAV is an audio visual rental, staging, and production company, focused on meeting and special event services. As a result of the acquisition, Ashford Inc.'s ownership interest in INSPIRE increased from 85% to approximately 88%. On December 31, 2020, Ashford Inc. acquired all of the redeemable noncontrolling interests in INSPIRE for $150,000. As a result of the acquisition, Ashford Inc.'s ownership in INSPIRE increased to 100%. INSPIRE provides an integrated suite of audio-visual services, including event, hospitality, and creative services to its customers in various venues including hotels and convention centers in the United States, Mexico, and the Dominican Republic. INSPIRE primarily contracts directly with third-party customers to whom it provides audio visual services. The gross revenue from these customers is generally collected by the hotels and the hotels retain an agreed commission and then remit the balance to INSPIRE. The amount above reﬂects the commission "retained by" Ashford Trust and Braemar hotels.
(5)On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain aﬃliates of Remington, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.'s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Oﬃcer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr. The Series B Convertible Preferred Stock had a conversion price of $140 per share and would convert into 1,450,000 shares of Ashford Inc.'s common stock. The approximate $12.7 million amount disclosed above includes approximately $1.0 million of reimbursed expenses related to ﬁxed asset accounting services in addition to the approximate $11.6 million of fees for design and construction services.
(6)On November 6, 2019, Ashford Inc. completed the acquisition of the hotel management business of Remington Lodging for a total transaction value of $275 million. The purchase price was paid by exchanging $203 million of Ashford Inc.'s Series B Convertible Preferred Stock for $478 million of Ashford Inc.'s Series D Convertible Preferred Stock (such that, after the transactions, $478 million of Ashford Inc.'s Series D Convertible Preferred Stock and no Series B Convertible Preferred Stock, are outstanding). Each share of Series D Convertible Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.'s common stock at a conversion ratio equal to the liquidation preference of a share of Series D Convertible Preferred Stock (which is $25), divided by $117.50. The approximate $3.9 million amount disclosed above includes approximately $1.4 million of reimbursed expenses and $0 of incentive management fees in addition to the approximate $2.5 million of hotel management fees.
(7)On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC ("Ashford Securities") to raise retail capital in order to grow its existing and future advised platforms. In connection with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust to provide funds to Ashford Inc. to fund the formation, registration and ongoing funding requirements of Ashford Securities. In February 2023, we entered into the Third Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust with respect to the funding of certain expenses of Ashford Securities. During the year ended December 31, 2022, the funding estimate was revised based on the latest capital raise estimates of the aggregate capital raised through Ashford Securities. As of December 31, 2022, Braemar had funded approximately $5.8 million and had a payable of approximately $6.6 million. In March 2023, Braemar paid Ashford Inc. $8.7 million as a result of the contribution true-up between entities. As of December 31, 2023, Braemar has funded approximately $20.9 million. As of December 31, 2023, Braemar has a pre-funded balance of approximately $693,000 and a receivable from Ashford Inc. of approximately $3.5 million. Effective January 1, 2024, we entered into a Fourth Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust which states that, notwithstanding anything in the prior contribution agreements: (1) the parties equally split responsibility for all aggregate contributions made by them to Ashford Securities through September 30, 2021 and (2) thereafter, their contributions for each quarter will be based on the ratio of the amounts raised by each party through Ashford Securities the prior quarter compared to the total aggregate amount raised by the parties through Ashford Securities the prior quarter. To the extent contributions made by any of the parties through December 31, 2023 differed from the amounts owed pursuant to the foregoing, the parties shall make true up payments to each other to settle the difference.
(8)Ashford LLC provides insurance policies covering general liability, workers’ compensation, business automobile claims and insurance claims services to Braemar through Warwick Insurance Company, LLC.
2024 Proxy Statement 49

Contribution Agreement with Ashford Inc. and Ashford Trust to Fund Ashford Securities
On September 25, 2019, Ashford Inc. announced the formation of Ashford Securities LLC ("Ashford Securities") to raise capital in order to grow its existing and future advised platforms. In conjunction with the formation of Ashford Securities, we entered into a contribution agreement with Ashford Inc. and Ashford Trust pursuant to which we agreed to contribute, with Ashford Trust, funds to operate Ashford Securities.
On December 31, 2020, we entered into an Amended and Restated Contribution Agreement (the "Amended and Restated Contribution Agreement") with Ashford Inc. and Ashford Trust with respect to the funding of certain expenses of Ashford Securities. Beginning on the effective date of the Amended and Restated Contribution Agreement, costs were allocated 50% to Ashford Inc., 0% to Ashford Trust and 50% to Braemar. Upon reaching the earlier of $400 million in aggregate preferred equity offerings raised, or June 10, 2023, there will be a true up (the "Amended and Restated True-up Date") among Ashford Inc., Ashford Trust and Braemar whereby the actual amount contributed by each company will be based on the actual amount of capital raised by Ashford Inc., Ashford Trust and Braemar, respectively, through Ashford Securities (the resulting ratio of contributions among the Parties, the "Initial True-up Ratio"). On January 27, 2022, Ashford Trust, Braemar and Ashford Inc. entered into a Second Amended and Restated Contribution Agreement which provided for an additional $18 million in expenses to be reimbursed with all expenses allocated 45% to Ashford Trust, 45% to Braemar and 10% to Ashford Inc. As of December 31, 2023, Braemar has funded approximately $20.9 million. For fiscal years ending 2023, 2022, 2021, 2020 and 2019, Braemar funded $15.3 million, $2.1 million, $2.5 million, $162,000 and $834,000, respectively.
On February 1, 2023, we entered into a Third Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust. The Third Amended and Restated Contribution Agreement states that after the Amended and Restated True-Up Date occurs, capital contributions for the remainder of fiscal year 2023 will be divided between each party based on the Initial True-Up Ratio. Thereafter on a yearly basis at year-end, starting with the year-end of 2023, there will be a true-up between the parties whereby there will be adjustments so that the capital contributions made by each party will be based on the cumulative amount of capital raised by each party through Ashford Securities as a percentage of the total amount raised by the parties collectively through Ashford Securities since June 10, 2019 (the resulting ratio of capital contributions among the Company, Ashford Inc. and Ashford Trust following this true-up, the "Cumulative Ratio"). Thereafter, the capital contributions will be divided among each party in accordance with the Cumulative Ratio, as recalculated at the end of each year.
Effective January 1, 2024, we entered into a Fourth Amended and Restated Contribution Agreement with Ashford Inc. and Ashford Trust which states that, notwithstanding anything in the prior contribution agreements: (1) the parties equally split responsibility for all aggregate contributions made by them to Ashford Securities through September 30, 2021 and (2) thereafter, their contributions for each quarter will be based on the ratio of the amounts raised by each party through Ashford Securities the prior quarter compared to the total aggregate amount raised by the parties through Ashford Securities the prior quarter. To the extent contributions made by any of the parties through December 31, 2023 differed from the amounts owed pursuant to the foregoing, the parties shall make true up payments to each other to settle the difference.
Our Relationship and Agreements with Ashford Trust
We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust's operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust's operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its stockholders. Following this transaction, Ashford Trust no longer owns any of our securities.
All of our named executive officers are executive officers of Ashford Trust (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Trust) and we have one common director with Ashford Trust, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Trust. As of May 2, 2024, our directors and named executive officers and their immediate family members (including Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett's father) collectively may be deemed to beneficially own 267,875 shares of Ashford Trust's common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to beneficially own approximately 0.6% of Ashford Trust's common stock.
Our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Trust, to the extent we make payments or give other benefits to Ashford Trust or its subsidiaries pursuant to the arrangements described below.
Advisory Agreement
Pursuant to the terms of our advisory agreement with Ashford Inc., we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of Ashford Trust's acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off during which Ashford Trust served as advisor to us, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).
Separation and Distribution Agreement
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Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:
•any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•Ashford Trust's continuing guaranty of: (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution; or (ii) any management agreement or franchise matters related to any of such initial hotel properties.
Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:
•any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;
•any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and
•certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the eﬀective date of the separation and distribution.
Right of First Offer Agreement
Pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust's hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our Board of Directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust's investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.
2024 Proxy Statement 51

OTHER PROPOSALS
Stockholder proposals intended to be included in our proxy statement for our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than February 17, 2025. Such proposals must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
Any proposal that a stockholder intends to present at the 2025 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than May 1, 2025 and no later than May 31, 2025. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.
In addition to the notice and informational requirements contained in our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 31, 2025.
2024 Proxy Statement 52

GENERAL INFORMATION
Solicitation of Proxies

The solicitation of proxies pursuant to this proxy statement is being made on behalf of the Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and certain other regular employees of our advisor may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the certain other regular employees of our advisor for their solicitation efforts, but we will reimburse them for any out- of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the Annual Meeting, including the cost of mailing.

These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions of beneficial owners. As a result of the potential proxy solicitation by Blackwells, we may incur additional costs in connection with our solicitation of proxies. We have retained Morrow Sodali for certain advisory and proxy solicitation services. Under our agreement with Morrow Sodali, Morrow Sodali will receive a fee of up to $365,000 plus the reimbursement of reasonable expenses. Morrow Sodali expects that approximately 25 of its employees will assist in the solicitation. Morrow Sodali will solicit proxies by mail, telephone, facsimile or email.

Excluding amounts normally expended by our Company for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of our Company’s regular employees, the Company anticipates that its total expenditures related to the solicitation of proxies will be approximately $500,000 of which approximately $100,000 has been incurred as of the date of this proxy statement. These expenses are expected to include additional fees payable to Morrow Sodali and fees of outside counsel and other advisors to advise our Company in connection with the solicitation and the costs of retaining an independent inspector of election.
Electronic Availability of Proxy Materials
Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.
If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.
Voting Securities
The Company's voting equity securities are shares of our common stock, Series E Preferred Stock and Series M Preferred Stock. Each share of common stock, Series E Preferred Stock and Series M Preferred Stock entitles the holder to one vote. As of May 2, 2024, there were 66,477,431 shares of common stock outstanding and entitled to vote, 16,159,760 shares of Series E Preferred Stock outstanding and entitled to vote and 1,740,637 Series M Preferred Stock outstanding and entitled to vote. The Series E Preferred Stock and Series M Preferred Stock will vote together with the holders of our common stock as a single class on all matters. Only record holders of shares of our common stock, Series E Preferred Stock and Series M Preferred Stock at the close of business on May 2, 2024 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.
Voting
If you hold your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the gold proxy card in the postage-paid envelope provided. You may also vote your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in person at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock voted at the Annual Meeting.
Counting of Votes

A quorum will be present at the Annual Meeting if the stockholders entitled to cast at least one-third of all the votes entitled to be cast at the Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your
2024 Proxy Statement 53

shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. Under Maryland law and our bylaws, if additional time is needed to solicit proxies or for other reasons, the Company may postpone the Annual Meeting by public announcement prior to the Annual Meeting being convened, or the chairman of the Annual Meeting may call the Annual Meeting to order and, if a quorum is not established, thereafter adjourn the Annual Meeting to a date not more than 120 days after the original record date for the Annual Meeting.

Directors will be elected by a plurality of the votes cast by holders of shares represented by proxy or present at the Annual Meeting and entitled to vote on the election of directors, which means that the eight nominees receiving the greatest number of votes will be elected (with abstentions and broker non-votes having no effect on the directors’ election) (Proposal 1). Each share of our common stock, Series E Preferred Stock or Series M Preferred Stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.

The affirmative vote of a majority of all of the votes cast at the annual meeting will be required for approval, on an advisory basis, of the company's executive compensation (Proposal 2), to ratify the appointment of BDO USA, P.C. as our independent auditor for the year ending December 31, 2024 (Proposal 3) and for any other matter that may properly come before the stockholders at the meeting.

Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting. However, if you receive proxy materials from or on behalf of both the Company and Blackwells, then brokers holding shares in your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting. As a result, there would be no broker non-votes by such brokers. If you receive proxy material from or on behalf of both the Company and Blackwells and you do not submit any voting instructions to your broker, bank or other nominee, then your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists. A properly executed and valid proxy marked “withhold” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting.

If you sign and return your gold proxy card without giving specific voting instructions, your shares will be voted consistent with the Board's recommendations.
Right to Revoke Proxy
If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
•notify our Executive Vice President, General Counsel and Secretary in writing before your shares of our common stock, Series E Preferred Stock or Series M Preferred Stock have been voted at the Annual Meeting;
•sign, date and mail a new proxy card to First Coast Results, Inc., as the Company’s pre-tabulation agent; or
•attend the annual meeting of stockholders and vote your shares of common stock, Series E Preferred Stock or Series M Preferred Stock in person.
You must meet the same deadline when revoking your proxy as when granting your proxy. See the "Voting" section of this proxy statement for more information.
If shares of our common stock, Series E Preferred Stock or Series M Preferred Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.
Multiple Stockholders Sharing the Same Address
The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock, Series E Preferred Stock or Series M Preferred Stock in your own name as a holder of record, householding will not apply to your shares.
If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.bhrreit.com.
Annual Report
Stockholders may request a free copy of our 2023 Annual Report, which includes our Annual Report to Stockholders on Form 10-K for our fiscal year ended December 31, 2023, by writing to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas
2024 Proxy Statement 54

Parkway, Suite 1200, Dallas, Texas 75254. Alternatively, stockholders may access our 2023 Annual Report to Stockholders on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested.
Other Matters
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
2024 Proxy Statement 55

ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, our Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254 or by calling (972) 490-9600.
The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.
This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.
Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated June 17, 2024. You should not assume that the information contained in this proxy statement is accurate as of any later date.

2024 Proxy Statement 56

OUR BOARD URGES YOU TO VOTE ONLY ON THE GOLD PROXY CARD (1) “FOR” ALL OF OUR BOARD’S NOMINEES (MONTY J. BENNETT, STEFANI D. CARTER, CANDACE EVANS, KENNETH H. FEARN, JR., REBECA ODINO-JOHNSON, MATTHEW D. RINALDI, RICHARD J. STOCKTON AND ABTEEN VAZIRI) ON PROPOSAL 1, (2) “FOR” PROPOSAL 2 AND (3) “FOR” PROPOSAL 3.

OUR BOARD FURTHER URGES YOU TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF BLACKWELLS, AND NOT TO SIGN, RETURN, OR VOTE THE WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF BLACKWELLS. ABSENT A VALID COURT ORDER, THE COMPANY WILL DISREGARD VOTES ON THE WHITE PROXY CARD.

IMPORTANT!

PLEASE VOTE THE GOLD PROXY CARD TODAY!

Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed GOLD proxy card.

If you have any questions or require any assistance in voting your shares, please call:
430 Park Avenue
New York, NY 1002
Stockholders Call (800) 662-5200 Toll Free:
or (203) 658-9400
Email: BHR@info.morrowsodali.com

2024 Proxy Statement 57

ANNEX A
INFORMATION REGARDING NON-GAAP FINANCIAL MEASURE
In the section of this proxy statement captioned "Executive Compensation" we disclose our Adjusted EBITDAre for the year ended December 31, 2023 (our "2023 Adjusted EBITDAre"). This financial measure is considered a non-GAAP financial measure under the SEC's rules because it is calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
Below, we tell you briefly how we calculate the non-GAAP financial measure (the "Non-GAAP Financial Measure"), disclose the financial measure calculated and presented in accordance with GAAP or using only measures calculated and presented in accordance with GAAP that we believe is most directly comparable to the Non-GAAP Measure (the "Comparable GAAP Measure"), disclose the reasons why we think the Non-GAAP Measure provides our stockholders with useful information about our financial condition and results of operations and provide a reconciliation of the Non-GAAP Measure with its Comparable GAAP Measure.
When we refer below to a financial measure as being a "reported" financial measure, we are referring to a GAAP financial measure calculated in accordance with GAAP that was presented in our consolidated statement of operations for the year ended December 31, 2023.
Our net income (loss) for the year ended December 31, 2023 (which we refer to as our "2023 Net Loss") and our net income (loss) per share for the year ended December 31, 2023 are each calculated and presented in accordance with GAAP and appear or are derived from our consolidated statement of operations for the year ended December 31, 2023.

2023 Adjusted EBITDAre
Non-GAAP Measure: EBITDA is defined as net income (loss) before interest expense and amortization of loan costs, depreciation and amortization, income taxes, equity in (earnings) loss of unconsolidated entity and after the Company's portion of EBITDA of OpenKey. In addition, we excluded impairment on real estate, (gain) loss on insurance settlement and disposition of assets and Company's portion of EBITDAre of OpenKey from EBITDA to calculate EBITDA for real estate, or EBITDAre, as defined by the National Association of Real Estate Investment Trusts ("NAREIT ").
We then further adjust EBITDAre to exclude certain additional items such as amortization of favorable (unfavorable) contract assets (liabilities), transaction and conversion costs, write-off of loan costs and exit fees, gain/loss on extinguishment of debt, legal, advisory and settlement costs, other income/expense and non-cash items such as realized and unrealized gain/loss on derivatives and stock/unit-based compensation.
We exclude items from Adjusted EBITDAre that are either non-cash or are not part of our core operations in order to provide a period-over-period comparison of our operations. EBITDA, EBITDAre and Adjusted EBITDAre as calculated by us may not be comparable to EBITDA, EBITDAre and Adjusted EBITDAre reported by other companies that do not define EBITDA, EBITDAre and Adjusted EBITDAre exactly as we define the terms. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (i) GAAP net income or loss as an indication of our financial performance or (ii) GAAP cash flows from operating activities as a measure of our liquidity.
Comparable GAAP Measure: Our 2023 Net Loss as reported.
Why the Non-GAAP Measure is Useful Information to Investors: We present EBITDA, EBITDAre and Adjusted EBITDAre because we believe these measurements (i) more accurately reflect the ongoing performance of our hotel assets and other investments, (ii) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements and (iii) provide an overall evaluation of our financial condition.
2024 Proxy Statement A-1

Reconciliation: The following table reconciles net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre (in thousands) (unaudited):

Net income (loss)	$(30,628)
Interest expense and amortization of loan costs	94,219
Depreciation and amortization	93,272
Income tax expense (benefit)	2,689
Equity in (earnings) loss of unconsolidated entity	253
Company's portion of EBITDA of OpenKey	(274)
EBITDA and EBITDAre	159,531
Amortization of favorable (unfavorable) contract assets (liabilities)	474
Transaction and conversion costs	4,561
Write-off of premiums, loan costs and exit fees	3,489
Realized and unrealized (gain) loss on derivatives	663
Stock/unit-based compensation	9,244
Legal, advisory and settlement costs	1,397
(Gain) loss on extinguishment of debt	(2,318)
Other (income) expense	(293)
Adjusted EBITDAre	$176,748
2024 Proxy Statement A-2

ANNEX B
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

This Annex B sets forth information relating to certain of the Company’s directors, director nominees and certain executive officers and employees who are considered “participants” in the Company’s solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on the Company’s behalf (collectively, the “Participants”). The business address for the Participants is 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

Directors and Nominees

The following directors, who are also the Board’s eight nominees for election, are Participants with respect to our solicitation of proxies in connection with the Annual Meeting: (i) Monty J. Bennett, (ii) Stefani D. Carter, (iii) Candace Evans, (iv) Kenneth H. Fearn, Jr., (v) Rebeca Odinio-Johnson, (vi) Matthew D. Rinaldi, (vii) Richard J. Stockton, (viii) Abteen Vaziri. The principal occupations or employment of the Board’s nominees are set forth in the “Nominees for Election as Directors” section of this proxy statement.

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of our officers and employees who are Participants. The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254.

Name	Principal Occupation
Alex Rose	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	Chief Financial Officer and Treasurer
Justin Coe	Chief Accounting Officer

Information Regarding Ownership of the Company’s Securities By Participants

The number of shares of common stock of the Company beneficially owned by the Participants who are directors, director nominees or named executive officers as of May 2, 2024, is set forth in the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement.

The following table sets forth the number of shares of common stock of the Company beneficially owned by the additional employees who are deemed Participants in our solicitation of proxies as of May 2, 2024. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this proxy statement.

Name	Amount and Nature of Beneficial Ownership of Common Stock	Amount and Beneficial Ownership of Series E Redeemable Preferred Stock
Justin Coe	607 - Direct	1,111 - Direct

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant from June 17, 2022 to June 17, 2024. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	Transaction Code*
Bennett Monty J	03/06/2024		489,986	D	M
	03/06/2024		489,986	A	M
	03/06/2024		56,745	A	A
	03/13/2023	9,182		D	F
	03/03/2023	352,590		A	A
	02/28/2023	75,361		D	S
	02/28/2023		169,479	D	S
	02/28/2023		13,925	D	S
	02/28/2023		67,458	D	S
	02/27/2023	21,082		D	S
	02/27/2023		47,412	D	S
	02/27/2023		3,903	D	S
2024 Proxy Statement B-1

	02/27/2023		18,871	D	S
	02/24/2023	74,093		D	J
	02/24/2023		95,430	D	J
	02/24/2023	242,956		D	J
	02/24/2023		53,084	D	J
	02/24/2023		664,012.7	D	J
	02/24/2023		46,364.7	D	J
	02/24/2023		143,924.9	D	J
	02/24/2023		103,911.2	D	J
Carter Stefani D	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Coe Justin
Eubanks Deric S	03/15/2024	14,657		D	F
	03/06/2024	111,996		A	A
	03/06/2024	223,992		D	M
	03/06/2024	223,992		A	M
	03/06/2024	25,941		A	A
	03/06/2024	60,859		D	F
	03/15/2023	14,691		D	F
	03/13/2023	3,254		D	F
	03/03/2023	88,747		A	A
Evans Mary Candace	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
	11/17/2022	2,105		A	P
	11/17/2022	645		A	P
Fearn Kenneth Hopkins Jr.	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Johnson Rebeca M	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Rinaldi Matthew D	05/15/2024	14,925		A	A
	05/10/2023	14,925		A	A
Rose Alex	03/03/2023	67,233		A	A
Stockton Richard J	03/06/2024	349,990		D	M
	03/06/2024	349,990		A	M
	03/06/2024	40,532		A	A
	09/27/2023	720		A	P
	09/25/2023	430		A	P
	08/31/2023	4,001		A	P
	08/28/2023	1,442		A	P
	08/25/2023	577		A	P
	08/22/2023	43,000		A	P
	08/22/2023	980		A	P
	03/13/2023	9,182		D	F
	03/03/2023	176,295		A	A
Vaziri Abteen	05/15/2024	14,925		A	A
	10/16/2023		1,321	D	S
	05/10/2023	14,925		A	A
	11/03/2022	10,000		A	P

*Transaction Codes:

A:	Grant, award or other acquisition of securities from the company
F:	Payment of exercise price or tax liability by delivering or withholding securities
J:	Other acquisition or disposition
M:	Exercise or conversion of derivative security
2024 Proxy Statement B-2

P:	Open market or private purchase of non-derivative or derivative security
S:	Open market or private sale of non-derivative or derivative security

Miscellaneous Information Concerning Participants
Except as described in this proxy statement or this Annex B, to our knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of the Company’s or any of the Company’s subsidiaries; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Annex B or the proxy statement, neither the Company’s nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Annex B or the proxy statement, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.
2024 Proxy Statement B-3

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE

** TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED **

BRAEMAR HOTELS & RESORTS INC.

Annual Meeting of Stockholders July 30, 2024

This Gold Proxy Card is Solicited on Behalf of the Board of Directors

The undersigned having received notice of the 2024 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Alex Rose and Mr. Deric S. Eubanks (with full power of substitution) as proxies of the undersigned to attend the 2024 Annual Meeting of Stockholders of the Company to be held on Tuesday, July 30, 2024, and any postponements or adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common and preferred stock of the Company which the undersigned is entitled to vote or act upon, with all powers the undersigned would possess if personally present.

THIS GOLD PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS GOLD PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS GOLD PROXY CARD PROMPTLY USING ENCLOSED REPLY ENVELOPE.

(continued and to be signed on the reverse side)

BRAEMAR HOTELS & RESORTS INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Braemar Hotels & Resorts Inc.
for the upcoming Annual Meeting of Stockholders

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet:

Please access **www.fcrvote.com/BHR.** Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

OR

Submit your proxy by Telephone:

Please call toll-free in the U.S. or Canada at **1-866-752-8683** on a touch-tone telephone. Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER

You may submit your proxy by telephone 24 hours a day, 7 days a week.
Your internet or telephone vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

Submit your proxy by Mail:

If you do not have access to the internet , or a touch-tone telephone, please complete, sign, date and return the proxy card in the enclosed envelope.

** TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED **

X **Please mark vote as in this sample**

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES BELOW AND FOR PROPOSAL 2 AND 3: 1. Election of Directors

Nominees:	FOR	WITHOLD
1a. Monty J. Bennett	☐	☐
1b. Stefani D. Carter	☐	☐
1c. Candace Evans	☐	☐
1d. Kenneth H. Fearn, Jr.	☐	☐
1e. Rebeca Odino-Johnson	☐	☐
1f. Matthew D. Rinaldi	☐	☐
1g. Abteen Vaziri	☐	☐
1h. Richard J. Stockton	☐	☐

	FOR	AGAINST	ABSTAIN
2. To obtain advisory approval of the Company's executive compensation.	☐	☐	☐
3. To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2024.	☐	☐	☐

Date: ______________________________, 2024

____
Signature

____
Signature (If jointly held)

____
Title(s)

Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer